Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”), dated as of December 18, 2024 (the “Effective Date”), is entered into between Comstock Inc., a Nevada corporation (“Seller”), Mackay Precious Metals Inc., a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, Seller owns all of the issued and outstanding membership interests, in Comstock Northern Exploration LLC, a Nevada limited liability company (“CNEL”), and 25% of the issued and outstanding membership interest in Pelen Limited-Liability Company, a Nevada limited liability company (“Pelen”) (such membership interests of CNEL and Pelen, the “Membership Interests”);

WHEREAS, CNEL owns or controls the property listed in Schedule A attached hereto and shown on Figure A1 (the “Properties”) and holds the third-party leases listed in Schedule B attached hereto (the “Leased Properties”);

WHEREAS, Pelen owns the Sutro Tunnel Company, the entity that owns or controls the Sutro Tunnel, which is a drainage tunnel connected to the Comstock Lode in Northern Nevada, beginning at Dayton, Nevada, and connecting 3.88 miles Northwest to the Savage mine in Virginia City, Nevada;

WHEREAS, for the sake of clarity, the Properties and Leased Properties exclude mining and non- mining properties owned by Comstock Mining LLC, Comstock Processing LLC, Northern Comstock LLC, Comstock Exploration and Development LLC, and Comstock Real Estate Inc., and personal property held by Comstock Inc.;

WHEREAS the Buyer intends to complete an initial public offering of its common shares or a reverse takeover or any other similar going public transaction such that its common shares, or securities exchanged for such common shares, become listed on a Canadian stock exchange (the “Public Listing”);

AND WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Membership Interests, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Additional Properties” has the meaning set forth in Section 5.07.

“Agreement” has the meaning set forth in the preamble.

“Ancillary Documents” means the Assignment; assignments of third-party leases relating to the Leased Properties set forth in Schedule C from Seller to CNEL, as necessary, including all work commitments and other obligations associated with the Leased Properties (specifically, these are the leases with Fred Garrett, James Obester, Railroad and Gold, Renegade and Sutro); estoppel certificates on all third-party leases that are to be assigned to CNEL (as detailed in Table C.2) relating to the Leased Properties; title and survey studies relating to the Properties, satisfactory to Buyer; the Royalty Agreement; and the Termination Agreement.

“Area of Interest” has the meaning set forth in Section 5.07.

“Assignment” has the meaning set forth in Section 2.03(b)(i).

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Reno, Nevada are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer’s Notice” has the meaning set forth in Section 5.01(b).

“Closing” has the meaning set forth in Section 2.04.

“Closing Date” has the meaning set forth in Section 2.04.

“CNEL” has the meaning set forth in the recitals.

“Code” means the Internal Revenue Code of 1986, as amended.

“Conveyance Properties” has the meaning set forth in Section 5.09(d).

“CRMSS” has the meaning as set forth in Section 5.11

“Deductible” has the meaning set forth in Section 7.04(a).

“Direct Claim” has the meaning set forth in Section 7.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller and Buyer concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

“Drop Dead Date” has the meaning set forth in Section 8.01(b)(i).

“Effective Date” has the meaning set forth in the Preamble.

“Encumbrance” means means any lein, pledge, mortgage, deed of trust, security interest, charge, or other similar encumbrance.

“Escrow Agent” has the meaning set forth in Section 2.05.

“Fraud” means, with respect to a party, common law fraud involving an actual and intentional misrepresentation of a material existing fact with respect to any representation or warranty in Article III or Article IV, made by such party with actual knowledge of its falsity and made for the purpose of inducing the other party to act, and upon which the other party justifiably relies with resulting Losses. For the avoidance of doubt, “Fraud” shall not include any claim for equitable fraud, constructive fraud, promissory fraud, unfair dealings fraud, fraud by reckless or negligent misrepresentation or any tort based on negligence or recklessness.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court, or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any Governmental Authority.

“Hazardous Materials” has the meaning set forth in Section 3.26.

“Ida Properties” has the meaning set forth in Section 5.09(d).

“Indemnified Party” has the meaning set forth in Section 7.04.

“Indemnifying Party” has the meaning set forth in Section 7.04.

“Insured Exception” has the meaning set forth in Section 5.01(b).

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement, or rule of law of any Governmental Authority.

“Lease” means that certain Mineral Exploration and Mining Lease Agreement by and between Seller, as lessor, and Buyer, as lessee, dated June 30, 2023, a memorandum of which is recorded in the official records of Lyon County, Nevada as document number 671630 and in the official records of Storey County, Nevada as document number 137950.

“Leased Properties” has the meaning set forth in the recitals.

“Listed Issuer” means the publicly-listed company resulting from the Public Listing;

“Listed Issuer Shares” means the common shares or other listed securities of the Listed Issuer following the completion of the Public Listing;

“Losses” means actual out-of-pocket losses, damages, liabilities, costs, or expenses, including reasonable attorneys’ fees.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is materially adverse to (a) the business, results of operations, financial condition or assets of CNEL, or (b) the ability of Seller to consummate the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which CNEL operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer; (vi) any matter of which Buyer is aware on the date hereof; (vii) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with CNEL; (ix) any natural or man-made disaster or acts of God; or (x) any epidemics, pandemics, disease outbreaks, or other public health emergencies.

“Material Agreements” has the meaning set forth in Section 3.15

“Membership Interests” has the meaning set forth in the recitals.

“Non-Compete Area” has the meaning set forth in Section 5.07.

“Non-Party Affiliates” has the meaning set forth in Section 9.15.

“Organizational Documents” means (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.

“Pelen” has the meaning as set forth in the recitals

“Permitted Exceptions” has the meaning set forth in Section 5.01(b).

“Permits” means all permits, licenses, franchises, approvals, authorizations, and consents required to be obtained from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

“Privileged Communications” has the meaning set forth in Section 9.14(b).

“Properties” has the meaning set forth in the recitals.

“Public Listing” has the meaning set forth in the recitals to this Agreement;

“Purchase Price” has the meaning set forth in Section 2.02.

“Recorded Documents” has the meaning set forth in Section 5.01(b).

“Representative” means, with respect to any Person, any and all managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Royalty Agreement” means a mutually acceptable 1.5% net smelter returns royalty agreement for the benefit of Seller. Such Royalty Agreement to cover all mineral production of any kind from the Properties, including properties controlled by the third-party leases, on a net smelter returns basis, and in addition to any other royalties recorded with the property titles or due to the third-party lessors.

“Royalty Interests” has the meaning set forth in Section 5.10.

“Schedule Supplement” has the meaning set forth in Section 5.02.

“Seller” has the meaning set forth in the preamble.

“Seller Group” has the meaning set forth in Section 9.14(a)(i).

“Seller Group Law Firm” has the meaning set forth in Section 9.14(a)(i).

“Title Commitment” has the meaning set forth in Section 5.01(b).

“Title Insurer” has the meaning set forth in Section 5.01(b).

“Title Objections” has the meaning as set forth in Section 5.01(b)

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Return” means any return, declaration, report, claim for refund, information return, or statement or other document required to be filed with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Agreement” means a mutually acceptable agreement entered into for the purpose of terminating the Lease.

“Third-Party Claim” has the meaning set forth in Section 7.05(a).

“Wilson Parties” has the meaning set forth in Section 5.09(d).

ARTICLE II

PURCHASE AND SALE

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in and to the Membership Interests for the consideration specified in Section 2.02.

Section 2.02         Purchase Price. The aggregate purchase price for the CNEL Membership Interests shall be $2,750,000 (the “Purchase Price”), of which $1,300,000 will be paid in cash by wire transfer(s) (the “Cash Amount”), $450,000 will be paid subsequent to Closing (the “Residual Payment”) and $1,000,000 will be paid within 45 days of the completion of the Public Listing, at the election of Buyer, either in cash or in Listed Issuer Shares issued at a deemed price per share equal to the volume-weighted average trading price of the Listed Issuer Shares for the 20 trading day period ending three trading days before issuance, subject to any minimum pricing requirements of the stock exchange upon which the Listed Issuer Shares are trading. Additionally, the Buyer shall remit to the Seller a minimum of 80% of available funds until such time the full amounts previously due under the Lease, pro-rated through October 31, 2024 being $500,000 and the Residual Payment has been remitted to the Seller, but no later than February 15, 2025.

Section 2.03         Transactions to be Effected at the Closing.

(a)	At the Closing, Buyer shall deliver to Seller:

(i)    The Cash Amount, by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer; and

(ii)    Subject to Section 2.02, all amounts then owed by Buyer to Seller under the terms of the Lease, i.e., all lease fees and carrying costs described in Exhibit A2 of the Lease, pro-rated through October 31, 2024;

(iii)    all other Ancillary Documents required to be delivered by Buyer at or prior to the Closing pursuant to Section 6.03 of this Agreement.

(b)	At the Closing, Seller shall deliver to Buyer:

(i)    an assignment of the Membership Interests to Buyer in form and substance reasonably satisfactory to Buyer (the “Assignment”), duly executed by Seller; and

(ii)    all other Ancillary Documents required to be delivered by Seller at or prior to the Closing pursuant to Section 6.02 of this Agreement.

Section 2.04         Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Membership Interests contemplated hereby shall take place at a closing (the “Closing”) to be held at 9:00 a.m., Pacific standard time, on or before December 16, 2024, provided that the conditions to Closing set forth in ARTICLE VI have either been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), by exchange of documents and signatures (or their electronic counterparts), or at such other time or on such other date or at such other place as Seller and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”). The Closing shall occur through an escrow administered by First American Title Insurance Company (the “Escrow Agent”).

Section 2.05         Post Closing. Provided that the Listed Issuer is a “foreign issuer” as defined in Rule 901(e) of Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and the Listed Issuer Shares are being sold in compliance with the requirements of Rule 904 of Regulation S and in compliance with local laws and regulations, and the Seller provides a declaration to the Listed Issuer and its transfer agent reasonably acceptable to the Listed Issuer and its transfer agent, acting reasonably, regarding compliance with Rule 904 of Regulation S, the Buyer will ensure that the Listed Issuer removes the restricted legend from the Listed Issuer Shares in connection with any planned sales of Listed Issuer Shares by the Seller. The Seller covenants with the Buyer that it shall limit sales of the Listed Issuer Shares in each trading day to an amount that does not exceed 20% of the average daily trading volume for the 20 trading day period predating such trading day, provided that if the Seller arranges block trades with purchasers identified with the Buyer, such restriction shall not apply in respect of such trades. As used herein, the “Value Test Date” means October 31, 2025. Seller covenants and agrees to promptly advise the Buyer on the Value Test Date of the number of Listed Issuer Shares that Seller continues to own and the cash proceeds of any Listed Issuer Shares sold by Seller prior to the Value Test Date. If the sum of (i) the value of the Listed Issuer Shares owned by Seller as of Value Test Date (calculated using the volume-weighted average trading price of the Listed Issuer Shares for the 20 trading day period ending prior to the Value Test Date) plus (ii) the aggregate cash proceeds received by Seller from the sale of Listed Issuer Shares, is less than $1,000,000 (such amount less than $1,000,000, the “Shortfall”), then Buyer shall pay Seller cash equal to the Shortfall no later than ten (10) calendar days after the Value Test Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof.

Section 3.01         Organization and Authority of Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada. Seller has all necessary corporate power and authority to enter into this Agreement and the Ancillary Documents to which it is or will be a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and the Ancillary Documents to which Seller is or will be a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) constitutes, and each Ancillary Document to which Seller is or will be a party when duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto) will constitute, a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.02         Organization, Authority and Qualification of CNEL. CNEL is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Nevada and has all necessary limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted. CNEL is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect and subject to environmental laws and regulations that can impose civil or criminal sanctions and that may restrict or limit certain business activities or require it to mitigate the effects of contamination caused by the release or disposal of Hazardous Materials by Persons other than CNEL into the environment. All limited liability company actions taken by CNEL in connection with this Agreement and the Ancillary Documents will be duly authorized on or prior to the Closing.

Section 3.03         Capitalization.

(a)    Seller is the record owner of and has good and valid title to the Membership Interests, free and clear of all Encumbrances. The Membership Interests constitute 100% of the total issued and outstanding membership interests in CNEL. The Membership Interests have been duly authorized and are validly issued, fully-paid and non-assessable.

(b)    There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any membership interests in CNEL or obligating Seller or CNEL to issue or sell any membership interests (including the Membership Interests), or any other interest in, CNEL. Other than the Organizational Documents, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Membership Interests.

Section 3.04         No Subsidiaries. CNEL does not own or have any capital stock or other equity interests in any other Person.

Section 3.05         No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the Ancillary Documents to which it is or will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the Organizational Documents of Seller or CNEL; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller or CNEL; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under any contract, except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice or obtain consent would not have a Material Adverse Effect. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller or CNEL in connection with the execution and delivery of this Agreement and the Ancillary Documents to which Seller is or will be a party and the consummation of the transactions contemplated hereby and thereby, except where the failure to obtain or make such consents, approvals, Permits, Governmental Orders, declarations, filings or notices would not have, in the aggregate, a Material Adverse Effect.

Section 3.06         Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 3.07         No Adverse Proceedings. As of the Effective Date, there are no actions, suits, arbitrations, orders, decrees, claims, writs, injunctions, government investigations, proceedings pending or, to a Seller’s knowledge, threatened in writing against Seller or CNEL which, if determined adversely to such entity, would: (a) adversely affect the ability of any Seller to perform its material obligations hereunder; (b) result in the imposition of a lien or other encumbrance on the Membership Interests, the Properties, Leased Properties or assets of CNEL; or (c) that would be expected to have a Material Adverse Effect on the business or assets of CNEL.

Section 3.08         Taxes. CNEL is a wholly-owned subsidiary and disregarded entity for federal income tax purposes and, accordingly, has been consolidated with all Tax Returns filed by Seller. CNEL has no employees. There are no Tax Liens on the Membership Interests or any assets of a CNEL, other than for current real property Taxes not yet due and payable.

Section 3.09         Bankruptcy. Neither Seller nor CNEL has: (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by any of its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of a its assets, which remains pending; or (d) suffered the attachment or other judicial seizure of all, or substantially all of its assets, which remains pending.

Section 3.10         Accounts Receivable. All of the accounts receivable of CNEL are set forth on the Disclosure Schedules and are valid receivables and arose in the ordinary course of business from bona fide transactions.

Section 3.11         Undisclosed Liabilities. Except as set forth in the Disclosure Schedules or as would not otherwise constitute a Material Adverse Effect, CNEL has no indebtedness, obligation or other liability (contingent or otherwise), subject to environmental laws and regulations that can impose civil or criminal sanctions and that may restrict or limit certain business activities or require CNEL to mitigate the effects of contamination caused by the release or disposal of Hazardous Materials by Persons other than CNEL into the environment.

Section 3.12         Real Property Leases. Seller has delivered to Buyer true, accurate and complete copies of all leases (and any amendments thereto) of real property to which CNEL is a party. CNEL has a valid leasehold interest in all of the Leased Properties, free and clear of all Encumbrances. Each Lease is in full force and effect and is the legal, valid and binding obligation of CNEL and of the landlord, enforceable in accordance with its terms, except that enforcement of the leases may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Law, now or hereafter in effect, affecting creditor’s rights generally, except for the Railroad and Gold lease which technically expired as of October 1, 2024. However, Railroad and Gold continues accepting lease payments on a month to month basis, and on this basis, we remain in good standing, and is receptive to renewals and extensions, although we cannot guarantee that they will agree to a lease renewal on commercially acceptable terms. Additionally, and for purposes of clarity, The Virginia City Ventures lease resides and remains with Northern Comstock LLC. Seller agrees to assign the Virginia City Ventures lease after the Northern Comstock LLC transaction has concluded with a transfer of its assets to Seller. Until such time, Seller will assign the exploration rights and obligations under that lease. Buyer will make all required payments and agrees to take all actions required to keep the Virginia City Ventures lease in good standing. To Seller’s knowledge, except as set forth on the Disclosure Schedules, no Person is in default or breach in the observance or performance of any term or obligation to be performed by it under any lease, except for defaults or breaches involving a de minimis amount or of an incidental nature.

Section 3.13         Land Use. To Seller’s knowledge: (a) the Properties and the Leased Properties comprise all of the real property used in CNEL’s business; (b) the current use and occupancy of the Properties and the Leased Properties and the operation of CNEL’s business: (i) complies in all material respects with all Laws including the local zoning Laws, subject to environmental laws and regulations that can impose civil or criminal sanctions and that may restrict or limit certain business activities or require CNEL to mitigate the effects of contamination caused by the release or disposal of Hazardous Materials by Persons other than CNEL into the environment; and (ii) does not violate any easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement or instrument affecting such property, subject to environmental laws and regulations that can impose civil or criminal sanctions and that may restrict or limit certain business activities or require CNEL to mitigate the effects of contamination caused by the release or disposal of Hazardous Materials by Persons other than CNEL into the environment; (c) CNEL has not subleased, licensed or otherwise granted any Person the right to use or occupy all or any portion of such property; (d) CNEL has not collaterally assigned or granted any other Encumbrance in any such lease or any interest therein; and (e) to the knowledge of Seller, there are no condemnation or eminent domain proceedings pending or, to the knowledge of Seller, threatened against any of the Properties or the Leased Properties.

Section 3.14         Material Agreements. The Disclosure Schedules contain a true and complete list of the following contracts or agreements (other than leases of the Leased Properties) to which CNEL is a party, to the extent applicable (“Material Agreements”): (a) any agreement creating a partnership or joint venture; (b) any agreement under which CNEL has created, incurred, assumed or guaranteed any indebtedness for borrowed money or any capitalized lease obligation in excess of $5,000 or under which it has imposed a lien on any of its material assets; (c) contracts for the future acquisition or sale of any assets involving $5,000 or more individually (or in the aggregate, in the case of any related series of contracts), other than acquisitions or sales in the ordinary course of business; (d) contracts containing covenants of CNEL prohibiting or limiting the right to compete in any line of business or prohibiting or restricting its ability to conduct business with any Person or in any geographical area; (e) contracts relating to the acquisition by CNEL of any operating business, the capital of any other Person; (f) contracts requiring the payment by or to CNEL of a royalty, “finders’ fee,” brokerage commission, override or similar commission or fee; (g) contracts with third party administrators or other persons for the provision of any management, administrative or claims processing service; (h) any contract that is a power of attorney, proxy or similar instrument; (i) any stock option agreement, restricted stock agreement, phantom stock agreement, stock appreciation rights, plan of equity compensation, or similar agreement, arrangement or understanding; (j) any contract under which CNEL has been prepaid in an amount in excess of $1,000 for goods and services not delivered or requiring the delivery of services or products in the future; (k) any other contract the performance of the executory portion of which involves consideration in excess of $5,000; (l) any contract under which CNEL employs a Person or Persons or contracts for the services of a Person or Persons in the operation of business of CNEL; and (m) any contract that cannot be terminated by CNEL upon not more than thirty (30) days’ notice. All such Material Agreements are in full force and effect and are the valid and binding obligations of CNEL and to Seller’s knowledge, of its respective counterparties, enforceable in accordance with their respective terms. Neither CNEL nor, to Seller’s knowledge, any other Person is in default or breach in the observance or the performance of any term or obligation to be performed by it under any Material Agreement, except for defaults or breaches involving a de minimis amount or of an incidental nature.

Section 3.15         Insurance. The Disclosure Schedules contain a true and complete list of all liability, property, workers’ compensation, directors’ and officers’ liability, errors and omissions, fidelity bond, reinsurance, medical malpractice and other material insurance policies (including all self-insurance policies) maintained by or for the benefit of CNEL or any landlords. Each policy listed in the Disclosure Schedules is valid and binding and in full force and effect, all premiums due thereunder have been paid in full, and CNEL has not received any written notice of cancellation or termination in respect of any such policy. To Sellers’ knowledge, no event has occurred which constitutes, or with notice or lapse of time or both, would constitute, a material breach or a default, or permit the termination, material modification or acceleration under, any such policy. The Disclosure Schedules further list and describe all material claims for payment made by CNEL against its insurance policies since January 1, 2020.

Section 3.16         Employees; Labor Relations. CNEL has no employees. CNEL is not a party to or bound by any collective bargaining agreement, and has not experienced any strike, slowdown, work stoppage, lockout or other collective bargaining dispute. There is no unfair labor practice charge or complaint against CNEL pending before the National Labor Relations Board or similar governmental authority in the State of Nevada or any other jurisdiction where CNEL is engaged in business and there has been no charge of discrimination filed against CNEL with the Equal Employment Opportunity Commission or similar governmental authority in the State of Nevada or any other jurisdiction where CNEL is engaged in business. CNEL is not a party to any employment agreement, independent contractor agreement, consulting agreement, advisory or service agreement, deferred compensation agreement, bonus agreement (including all agreements that require a payment to any Person upon the consummation of the transaction contemplated by this agreement), or severance contract. CNEL has not made any loans or advance to any officer or director of CNEL.

Section 3.17         Absence of Certain Changes or Events. Except as set forth in the Disclosure Schedules, CNEL has conducted its business in the ordinary course and has not: (a) suffered any Material Adverse Effect; (b) incurred any indebtedness, obligation or other liability (contingent or otherwise), subject to environmental laws and regulations that can impose civil or criminal sanctions and that may restrict or limit certain business activities or require CNEL to mitigate the effects of contamination caused by the release or disposal of Hazardous Materials by Persons other than CNEL into the environment; (c) created, permitted or allowed any lien with respect to CNEL assets; (d) executed, materially amended, or terminated any Material Agreement to which it is or was a party or by which any of CNEL assets are bound or affected; amended, terminated or waived any of its material rights thereunder; or received notice of termination, amendment, or waiver of any Material Agreement or any material rights thereunder; (e) instituted, settled, or agreed to settle, any litigation, action, or proceeding before any governmental authority, court or arbitrators; (f) sold, assigned or transferred any assets; (g) made any capital commitments therefore in excess of $1,000 in the aggregate; (h) suffered any theft, damage, destruction or casualty loss to its property in excess of $1,000 not covered by insurance; (i) declared or paid any dividend or made any distribution on its Membership Interests, or redeemed or purchased any Membership Interests; (j) made any loan or any investment in or capital contribution to, or extended any credit to, any Person; (k) made any material election with respect to Taxes, agreed to make any material claim or assessment in respect of Taxes, agreed to an extension or waiver of the limitation period to any claim or assessment in respect of Taxes, or filed any claim for a Tax refund or amended any income or other Tax Return; (l) waived or released any debts, claims or rights of value, or written down the value of any assets or written down or off any receivable in excess of $1,000 for any single occurrence or $5,000 in the aggregate; or (m) entered into any agreement or made any commitment to take any of the types of action described herein.

Section 3.18 Employee Benefit Plans; CNEL does not provide, nor has any liability for, health or welfare benefits, retirement, pension deferred compensation, defined benefit plan or other benefit plan with respect to any current, retired or former employees of CNEL.

Section 3.19         Certain Business Relationships; Managers and Officers. Except as set forth in the Disclosure Schedules no manager or officer of CNEL or any affiliate of CNEL or Seller CNEL, nor any family member of any of the foregoing: (a) owns, directly or indirectly, in whole or in part, any property, assets or rights, which are associated with or necessary for the use, operation or conduct of any of CNEL business, or (b) has a contract to furnish material services or goods to CNEL. The Disclosure Schedules identify all managers and officers of CNEL, all of whom shall resign as of the Closing.

Section 3.20         Licenses and Governmental Authorizations; General Compliance With Laws. CNEL currently holds all licenses, permits or other certifications issued by each governmental authority necessary for the current operation of its business, and said licenses are and shall through the Closing Date be unrestricted, unconditional, in good standing and in full force and effect and subject to no waivers or limitation, subject to environmental laws and regulations that can impose civil or criminal sanctions and that may restrict or limit certain business activities or require CNEL to mitigate the effects of contamination caused by the release or disposal of Hazardous Materials by Persons other than CNEL into the environment. Such licenses, permits, and authorizations are listed in the Disclosure Schedules. CNEL and its operations are in compliance in all material respects with all applicable Laws in all jurisdictions where CNEL is conducting business, subject to environmental laws and regulations that can impose civil or criminal sanctions and that may restrict or limit certain business activities or require CNEL to mitigate the effects of contamination caused by the release or disposal of Hazardous Materials by Persons other than CNEL into the environment. CNEL has not been charged with, or given notice of, and to Seller’s knowledge, CNEL is not under investigation with respect to, any violation of, or any obligation to take remedial action under, any applicable Law.

Section 3.21         Guarantees. CNEL is not a guarantor or otherwise contractually responsible for any liability or obligation (including indebtedness) of any other Person.

Section 3.22         Banks and Depositories. The Disclosure Schedules set forth a list of the name and address of each bank or other financial institution in which CNEL has an account or safe deposit box, the identity of each such account or safe deposit box (including account number), and the names of all Persons authorized to draw on each account and to have access to each safe deposit box;

Section 3.23         Title to the Property. Except as set forth in the Disclosure Schedules or in the Title Commitment, CNEL has, and shall have as of the Closing, good and marketable indefeasible fee simple title to the surface and mineral estates of the Properties, free and clear of all Encumbrances other than Permitted Exceptions and subject to environmental laws and regulations that can impose civil or criminal sanctions and that may restrict or limit certain business activities or require CNEL to mitigate the effects of contamination caused by the release or disposal of Hazardous Materials by Persons other than CNEL into the environment, and there are no outstanding leases, licenses, contracts to sell, options, rights of first offer or rights of first refusal to purchase such Properties or any portion thereof or interest therein.

Section 3.24         Compliance with Laws. Neither Seller nor CNEL has received any notice or notices in writing, from any Governmental Authority, of any material violation of any applicable Law, where any such violation would be expected to have a Material Adverse Effect, subject to environmental laws and regulations that can impose civil or criminal sanctions and that may restrict or limit certain business activities or require CNEL to mitigate the effects of contamination caused by the release or disposal of Hazardous Materials by Persons other than CNEL into the environment.

Section 3.25         Environmental Matters. Except as set forth on the Disclosure Schedules, to Sellers’ knowledge, there have been no disposals, releases or threatened releases of Hazardous Materials on, from or under the Properties or the Leased Properties by or on behalf of Seller, CNEL or any of their Affiliates in violation of applicable Laws. Neither Seller nor CNEL, nor, to their knowledge, any other Person, has used, generated, manufactured or stored on, under or about, or transported to or from the Properties or the Leased Properties any Hazardous Materials in violation of applicable Laws. For purposes of this Agreement: (a) the terms “disposal,” “release,” and “threatened release” shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended (“CERCLA”), and (b) “Hazardous Materials” shall mean any hazardous, corrosive, ignitable, explosive, infectious, radioactive, carcinogenic, petroleum- derived, or toxic substance, material or waste that is regulated under, or defined as a “hazardous substance,” “hazardous waste,” “carcinogen,” “toxic substance,” “pollutant,” “contaminant,” “toxic chemical,” “hazardous materials” or “hazardous chemical” under: (1) CERCLA; (2) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; (3) the Clean Water Act, 33 U.S.C. Section 1251, et seq.; (4) the Clean Air Act, 42 U.S.C. Section 7401 et seq.; (5) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 1101 et seq.; (6) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; (7) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (8) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (9) regulations promulgated under any of the above statutes; or (10) any applicable state or local Law that has a scope or purpose similar to those statutes identified above.

Section 3.26         Securities Law Matters. Seller is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Seller is acquiring the Listed Issuer Shares solely for the Seller’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Listed Issuer Shares. The Seller understands that the Listed Issuer Shares have not been and will not be registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Seller and of the other representations made by the Seller in this Agreement. The Seller understands that the Listed Issuer Shares will be "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission provide in substance that the Seller may dispose of the Listed Issuer Shares only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, and the Seller understands that the Listed Issuer has no obligation to register any of the Listed Issuer Shares or the offering or sale thereof, or to take action so as to permit offers or sales pursuant to the Securities Act or an exemption from registration thereunder (including pursuant to Rule 144 thereunder). Consequently, the Seller understands that it must bear the economic risks of the investment in the Listed Issuer Shares for an indefinite period of time. Seller represents and warrants that neither it, nor any of its Rule 506(b) Related Partis is a “bad actor” within the meaning of Rule 506(d) promulgated under the Securities Act (for purposes of this Agreement, “Rule 506(d) Related Parties” means Seller’s officers and directors and beneficial owners of Seller’s voting securities as provided under Rule 13d-3 under the Securities and Exchange Act of 1934, as amended).

Section 3.27         No Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE III (including the related portions of the Disclosure Schedules), none of Seller, CNEL or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller or CNEL, including any representation or warranty as to the accuracy or completeness of any information regarding CNEL furnished or made available to Buyer and its Representatives (including any information, documents or material delivered or made available to Buyer, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of CNEL, or any representation or warranty arising from statute or otherwise in law.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01         Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware. Buyer has all necessary corporate power and authority to enter into this Agreement and the Ancillary Documents to which Buyer is or will be a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any Ancillary Documents to which Buyer is or will be a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) constitutes, and each Ancillary Document to which Buyer is or will be a party when duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto) will constitute, a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.02         No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents to which it is or will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the Organizational Documents of Buyer; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under any agreement to which Buyer is a party, except in the cases of clauses (b) and (c), where the violation, breach, conflict, default, acceleration or failure to give notice or obtain consent would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the Ancillary Documents to which it is or will be party and the consummation of the transactions contemplated hereby and thereby, except where the failure to obtain or make such consents, approvals, Permits, Governmental Orders, declarations, filings or notices would not have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby and thereby.

Section 4.03         Investment Purpose. Buyer is acquiring the Membership Interests solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Membership Interests are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Membership Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Buyer is able to bear the economic risk of holding the Membership Interests for an indefinite period (including total loss of its investment) and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment. Buyer has had the opportunity to visit with CNEL and meet with the officers of CNEL and other representatives to discuss the business, assets, liabilities, financial condition and operations of CNEL, has received all materials, documents and other information that Buyer deems necessary or advisable to evaluate CNEL and the Membership Interests and has made its own independent examination, investigation, analysis and evaluation of CNEL and the Membership Interests, including its own estimate of the value of the Membership Interests. Buyer has undertaken such due diligence (including a review of the properties, liabilities, books, records, and contracts of CNEL) as Buyer deems adequate.

Section 4.04         Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Buyer.

Section 4.05         Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of CNEL, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller and CNEL for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and the Ancillary Documents to which it is or will be a party and to consummate the transactions contemplated hereby and thereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in ARTICLE III of this Agreement (including the related portions of the Disclosure Schedules); and (b) none of Seller, CNEL or any other Person has made any representation or warranty as to Seller, CNEL or this Agreement, or to the accuracy or completeness of any information regarding Seller or CNEL furnished or made available to Buyer and its Representatives, except as expressly set forth in Article III of this Agreement (including the related portions of the Disclosure Schedules).

ARTICLE V

COVENANTS

Section 5.01         Access to Information: Title to Properties.

(a)    From the date hereof until the Closing, Seller shall, and shall cause CNEL to: (i) afford Buyer and its Representatives reasonable access to and the right to inspect all of the Properties, Leased Properties, assets, premises, books and records, contracts, agreements and other documents and data related to CNEL; (ii) furnish Buyer and its Representatives with such financial, operating and other data and information related to CNEL as Buyer or any of its Representatives may reasonably request; and (iii) instruct the Representatives of Seller and CNEL to cooperate with Buyer in its investigation of CNEL; provided, however, that any such investigation shall be conducted during normal business hours upon reasonable advance notice to Seller, under the supervision of Seller’s personnel and in such a manner as not to interfere with the normal operations of CNEL. All requests by Buyer for access pursuant to this Section 5.01(a) shall be submitted or directed exclusively to Corrado De Gasperis or such other individuals as Seller may designate in writing from time to time.

(b)    As soon as is reasonably possible, and in no event later than three (3) Business Days after the date of this Agreement, Escrow shall furnish to Buyer for any Properties or Leased Properties consisting of patented claims or fee interests from First American Title Insurance Company (the “Title Insurer”): (i) title commitments issued by the Title Insurer to insure title to such properties (including the mineral estate of such properties), in the amount of that portion of the Purchase Price allocated to such properties, naming Buyer as the proposed insured (each a “Title Commitment”); and (ii) complete and legible copies of all recorded documents listed in the Title Commitment or as Schedule B 2 exceptions (the “Recorded Documents”). Buyer shall notify Seller in writing (“Buyer's Notice”) of any items in the Title Commitment to which it objects within ten (10) Business Days after receiving all of the Title Commitment and copies of Recorded Documents, other than customary exceptions and exclusions (the “Title Objections”). Seller shall use commercially reasonable efforts, at the sole cost and expense of Buyer, to cure each Title Objection and take all steps required by the Title Insurer to eliminate each Title Objection as an exception to the Title Commitment. Notwithstanding the foregoing Seller shall, at its sole cost and expense, cause to be removed any Encumbrances on the Properties caused, incurred or suffered to exist by Seller or its Affiliates and securing obligations of Seller or its Affiliates. Any Title Objection that the Title Insurer is willing to insure over on terms acceptable to Buyer is herein referred to as an “Insured Exception.” The Insured Exceptions, together with any title exception or matters disclosed not objected to by Buyer in the manner aforesaid shall be deemed to be acceptable to Buyer (the “Permitted Exceptions”).

Section 5.02         Supplement to Disclosure Schedules. From time to time prior to the Closing, Seller shall supplement or amend the Disclosure Schedules with respect to any material matter hereafter arising or of which it becomes aware after the date hereof (each a “Schedule Supplement”). Any disclosure in any such Schedule Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or of determining whether or not the conditions set forth in Section 6.02 have been satisfied; provided, however, that if as a result of matters disclosed in a Schedule Supplement, Buyer has the right to, but does not elect to, terminate this Agreement within five (5) Business Days of its receipt of such Schedule Supplement, then Buyer shall be deemed to have irrevocably waived any right to terminate this Agreement with respect to such matter and, further, shall have irrevocably waived its right to indemnification under Section 7.02 with respect to such matter.

Section 5.03         Closing Conditions. From the date hereof until the Closing, each party hereto shall, and Seller shall cause CNEL to, use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in ARTICLE VI hereof.

Section 5.04         Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

Section 5.05         Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute, and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 5.06         Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added, and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Ancillary Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Buyer when due. Buyer shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Seller shall cooperate with respect thereto as necessary).

Section 5.07         Operation of the Business of CNEL. Between the date of this Agreement and the Closing Date, unless otherwise agreed in writing by the Buyer, the Seller shall observe and shall cause CNEL to observe, the following covenants:

(a)    except as otherwise allowed or required pursuant to the terms of this Agreement, CNEL shall conduct its business in the ordinary course, consistent with past practices;

(b)    Seller and CNEL shall use commercially reasonable efforts to preserve intact the CNEL business and their current business organization, maintain the relations and goodwill with all material suppliers, customers, landlords and others having material business relationships with CNEL;

(c)    Seller shall use commercially reasonable efforts to cause CNEL to maintain all of its assets and properties that are material to the operation of the business in their current condition, ordinary wear and tear excepted, and maintain in full force and effect the insurance described in Section 4.2.8 or insurance providing comparable coverage;

(d)    Seller and CNEL shall not amend any Material Agreement or terminate any Material Agreement prior to the expiration of the term thereof;

(e)    Seller and CNEL shall maintain their books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years; and

(f)    Seller and CNEL shall not take any affirmative action, or fail to take any commercially reasonable action within their control, which would result in any of the representations and warranties of the Seller in this Agreement not being true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

Section 5.08         Divestment or Addition of Certain Assets of CNEL. Prior to or on the Closing Date, Seller will cause CNEL to convey or acquire any assets or contracts such that the Properties and Leased Properties shall consist of those set forth in the Disclosure Schedules or the Schedules or Exhibits hereto.

Section 5.09         Non-Compete. For a period of five (5) years after the Closing Date:

(a)    Buyer may, in its discretion, decide to stake, lease, option, purchase or otherwise acquire properties (the “Additional Properties”) within an area surrounding the Properties; and extending to include Sections 20, 21, 27, 28, 29, and 34, Twp 17N, Rng 21E, MDM and portions of Sections 3 and 4, Twp 16N, Rng 21E, MDM; but only within Storey County (excluding the area adjacent to Silver City) and excluding the area within the Storey County Special Use Permit held by Comstock Mining LLC (the “Area of Interest”), as shown on Figure A1. Any Additional Properties acquired by Buyer shall not be subject to the Royalty Agreement.

(b)    Buyer shall not, without the prior written approval of Seller (such approval shall be at Seller’s absolute discretion), directly or indirectly, either individually or on behalf of or through any Person, (i) locate, stake, lease, option, purchase or otherwise acquire or become entitled to acquire any interest, directly or indirectly, in any property, mineral rights, land rights, surface rights, water rights or other mining-related assets, or (ii) own, manage, stake, control, advise, operate, provide services to, consult with, receive remuneration from, be employed by any person engaged or proposing to engage in, or otherwise engage in any manner in the mining business in any location that is both (i) outside the Area of Interest and within two miles of any of the property currently owned or leased by Seller in Lyon or Storey Counties, Nevada as at Closing, and (ii) within Lyon or Storey Counties, Nevada (the “Non-Compete Area”), as shown on Figure A2. Any such property acquired with the prior written approval of Seller shall not be subject to the Royalty Agreement.

(c)    Seller shall not, without the prior written approval of Buyer (such approval shall be at Buyer’s absolute discretion), directly or indirectly, either individually or on behalf of or through any Person, (i) locate, stake, lease, option, purchase or otherwise acquire or become entitled to acquire any interest, directly or indirectly, in any property, mineral rights, land rights, surface rights, water rights or other mining-related assets within the Area of Interest, except for properties adjacent to (and within 500 feet of the existing boundaries of) the current Lucerne or American Flat (Comstock Mining LLC or Comstock Processing LLC) properties described in Schedule D attached hereto and that reasonably enhance the potential for commercial mine production of the Lucerne or American Flat properties.

(d)    Notwithstanding the foregoing. in the event Buyer desires to acquire any of the mining claims or other properties set forth on Schedule D-1 and located in the Non-Compete Area (the “Ida Properties”) currently owned by the estate of Art Wilson, Wilson Mining LLC., Ida Consolidated Mines, Southern Comstock Tailings Disposal Company, or Art Wilson Co. (collectively the “Wilson Parties”), such acquisition shall not be prohibited so long as Buyer conveys to Seller the patented and unpatented mining claims south of Silver City and west of Spring Valley, and the properties in the Gold Canyon area, all of which are identified in Schedule D-2 attached hereto (the “Conveyance Properties”), for no additional consideration, concurrently with the acquisition of the Ida Properties. In the event that Buyer does not acquire all Conveyance Properties from the Wilson Parties, then Buyer shall inform Seller and collaborate in the securing of the properties by Seller.

(e)    Contemporaneously with the conveyance of the Conveyance Properties to Seller, Seller shall convey to Buyer, for no consideration, the Niger Ravine patent and the Three Brothers unpatented claim, identified in Schedule D-3 attached hereto, for no additional consideration.

Section 5.10         Royalty Interests. If the royalty interests of the Wilson Parties in Lyon County are also acquired by the Buyer inclusive of the Metropolitan patent and Peach and Wedge unpatented claims identified on Schedule D-4 attached hereto (“Royalty Interests"), Buyer shall also convey to Seller Buyer’s ownership of the Royalty Interests, for no additional consideration.

Section 5.11         CRMSS. Buyer acknowledges that the Leased Properties and the Properties are located within and/or in close proximity to the Carson River Mercury Superfund Site (the “CRMSS”). In 1990, the CRMSS became part of the National Priorities List. The CRMSS covers five counties, about 330 square miles and more than 130 river miles in Northwestern Nevada. Historic mill sites in Carson City, Virginia City, Dayton, Washoe Valley and Pleasant Valley have mercury contamination. Waterways located next to mill sites spread mercury from the 100-year floodplain of Carson River to its ends where it dries up. EPA’s site investigation found mercury in soil, sediments (earthen materials that settle to the bottom of a water body), fish and wildlife. Buyer acknowledges and agrees that notwithstanding anything to the contrary in this Agreement, Seller shall not be responsible for any Losses incurred by Buyer that are related to, or arise from, the CRMSS, including without limitation any and all costs of remediation or actions associated with operating in the CRMSS. Accordingly, Buyer hereby releases and forever discharges Seller and its Affiliates and their past and present officers, directors, agents, servants, employees and attorneys, from any and all claims, debts, accounts reckonings, obligations, costs, and causes of action, of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, arising out of, or related to, the CRMSS; provide that the foregoing release shall not apply to any claims, debts, accounts, reckonings, obligations, costs, or causes of action arising out of any inaccuracy in, or breach of, any of the express representations or warranties of Seller set forth in this Agreement.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.01         Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a)    No Governmental Authority shall have enacted, issued, promulgated, enforced, or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

Section 6.02         Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a)    The representations and warranties of Seller contained in ARTICLE III shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect.

(b)    Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Ancillary Documents to be performed or complied with by it prior to or on the Closing Date.

(c)    Seller shall have delivered, or caused to be delivered, the Assignment.

(d)    Seller shall have delivered to Buyer a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that Seller is not a foreign person within the meaning of Section 1445 of the Code or a valid executed IRS Form W-9, Request for Taxpayer Identification Number and Certification.

(e)    Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Seller, certifying that each of the conditions set forth in Section 6.02(a) and Section 6.02(b) have been satisfied.

(f)    Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the manager of Seller authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents to which Seller is a party and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(g)    Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying the names and signatures of the officers of Seller authorized to sign this Agreement and the Ancillary Documents to which Seller is a party.

(h)    As of the Closing Date Seller shall have good and valid title to the Membership Interests free of any Encumbrances, and CNEL shall have good and valid title to the Properties and a valid and enforceable leasehold interest in the Leased Properties, free and clear of any Encumbrances other than the Permitted Exceptions.

(i)    The Title Insurer has issued an ALTA Title Policy for the any Properties or Leased Properties consisting of patented claims or fee interests in the amount of the Purchase Price allocated to such properties, subject only to the Permitted Exceptions.

(j)    The Ancillary Documents shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Buyer.

(k)    There have been no events or circumstances that have, or with the passage of time would have, a Material Adverse Effect.

Section 6.03         Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(a)    The representations and warranties of Buyer contained in ARTICLE IV shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect on Buyer’s ability to consummate the transactions contemplated hereby.

(b)    Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Ancillary Documents to be performed or complied with by it prior to or on the Closing Date.

(c)    Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, certifying that each of the conditions set forth in Section 6.03(a) and Section 6.03(b) have been satisfied.

(d)    Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(e)    Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying the names and signatures of the officers of Buyer authorized to sign this Agreement and Ancillary Documents to which it is a party.

(f)    Ancillary Documents shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Seller.

(g)    Buyer shall have delivered the amount equal to the Cash Amount plus amounts payable by Buyer under the Lease by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer

ARTICLE VII

INDEMNIFICATION

Section 7.01         Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is one year from the Closing Date. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

Section 7.02         Indemnification by Seller. Subject to the other terms and conditions of this ARTICLE VII, from and after Closing, Seller shall indemnify Buyer against, and shall hold Buyer harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Buyer based upon, arising out of, with respect to or by reason of:

(a)    any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement; or

(b)    any breach or non-fulfillment of any covenant, agreement, or obligation pursuant to this Agreement that by its terms is to be performed by Seller after the Closing Date.

Section 7.03         Indemnification by Buyer. Subject to the other terms and conditions of this ARTICLE VII, from and after Closing, Buyer shall indemnify Seller against, and shall hold Seller harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Seller based upon, arising out of, with respect to or by reason of:

(a)    any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement; or

(b)    any breach or non-fulfillment of any covenant, agreement, or obligation pursuant to this Agreement that by its terms is to be performed by Buyer after the Closing Date.

Section 7.04         Certain Limitations. The party making a claim under this ARTICLE VII is referred to as the “Indemnified Party,” and the party against whom such claims are asserted under this Article VII is referred to as the “Indemnifying Party.” The indemnification provided for in Section 7.02 and Section 7.03 shall be subject to the following limitations:

(a)    The Indemnifying Party shall not be liable to the Indemnified Party for indemnification under Section 7.02(a) or Section 7.03(a), as the case may be, until the aggregate amount of all Losses in respect of indemnification under Section 7.02(a) or Section 7.03(a), as applicable, exceeds $12,500 (the “Deductible”), in which event the Indemnifying Party shall only be required to pay or be liable for Losses in excess of the Deductible.

(b)    The aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to Section 7.02(a) or Section 7.03(a) as the case may be, shall not exceed

$300,000, except that there shall be no limit on the liability under Section 7.02(a) or Section 7.03(a) for Fraud.

(c)    Payments by an Indemnifying Party pursuant to Section 7.02 or Section 7.03 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the Indemnified Party (or CNEL) in respect of any such claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution, or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(d)    Payments by an Indemnifying Party pursuant to Section 7.02 or Section 7.03 in respect of any Loss shall be reduced by an amount equal to any Tax benefit realized or reasonably expected to be realized as a result of such Loss by the Indemnified Party.

(e)    In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special, or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

(f)    Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

(g)    Seller shall not be liable under this ARTICLE VII for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement if Buyer had knowledge of such inaccuracy or breach prior to the Closing.

Section 7.05         Indemnification Procedures.

(a)    If any Indemnified Party receives notice of the assertion or commencement of any action, suit, claim or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 7.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim or fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, the Indemnified Party may, subject to Section 7.05(b), pay, compromise, defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available (subject to the provisions of Section 5.08) records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.

(b)    Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), except as provided in this Section 7.05(b). If a firm offer is made to settle a Third-Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer, and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 7.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned, or delayed).

(c)    Any claim by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. During such 30-day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to CNEL’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

Section 7.06         Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 7.07         Exclusive Remedies. Subject to and except for Section 9.12, the parties acknowledge and agree that from and after Closing their sole and exclusive remedy with respect to any and all claims (other than claims of Fraud against a party hereto committing Fraud) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this ARTICLE VII. In furtherance of the foregoing, each party hereby waives, from and after Closing, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to Section 9.12 or the indemnification provisions set forth in this Article VII. Nothing in this Section 7.07 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 9.12 or to pursue a claim of Fraud against a party hereto committing Fraud.

ARTICLE VIII

TERMINATION

Section 8.01         Termination. This Agreement may be terminated at any time prior to the Closing:

(a)    by the mutual written consent of Seller and Buyer;

(b)    by Buyer by written notice to Seller if:

(i)    Buyer is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VI and such breach, inaccuracy or failure cannot be cured by Seller by February 28, 2025 (the “Drop Dead Date”); or

(ii)    any of the conditions set forth in Section 6.01 or Section 6.02 shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c)    by Seller by written notice to Buyer if:

(i)    Seller is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VI and such breach, inaccuracy or failure cannot be cured by Buyer by the Drop Dead Date; or

(ii)    any of the conditions set forth in Section 6.01 or Section 6.03 shall not have been fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(d)    by Buyer or Seller in the event that:

(i)    there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited; or

(ii)    any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 8.02         Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a)    that the obligations in this ARTICLE VIII and Section 5.08 and ARTICLE IX shall survive termination; and

(b)    that nothing herein shall relieve any party hereto from liability for any willful breach of any provision hereof.

ARTICLE IX

MISCELLANEOUS

Section 9.01         Expenses; Attorney’s Fees. Except as otherwise expressly provided herein (including Section 5.06 hereof), all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. If any action is brought by any party to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its court costs and reasonable attorneys’ fees and costs.

Section 9.02         Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

If to Seller:	Comstock Inc. 117 American Flat Road Virginia City, Nevada 89440 Attention: Corrado DeGasperis, Executive Chairman & CEO E-mail: degasperis@comstockinc.com

with a copy to:	Foley & Lardner LLP 777 E. Wisconsin Avenue Milwaukee, Wisconsin 53202 Attention: Clyde Tinnen E-mail: ctinnen@foley.com

If to Buyer:	Mackay Precious Metals Inc 3827 S Carson St Unit 505-25 PMB 1024 Carson City, NV 89701 Attention: Martyn Buttenshaw E-mail: mbuttenshaw@mackaypreciousmetals.com

with a copy to:	Parr Brown Gee & Loveless 101 South 200 East, Suite 700 Salt Lake City, Utah, 84111 E-mail: djensen@parrbrown.com Attention: Daniel A. Jensen

Section 9.03         Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 9.04         Disclosure Schedules. All section headings in the Disclosure Schedules correspond to the sections of this Agreement, but information provided in any section of the Disclosure Schedules shall constitute disclosure for purposes of each section of this Agreement where such information is relevant. Unless the context otherwise requires, all capitalized terms used in the Disclosure Schedules shall have their respective meanings assigned to such terms in this Agreement. Certain information set forth in the Disclosure Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. No disclosure in the Disclosure Schedules relating to any possible breach or violation of any agreement or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. The inclusion of any information in the Disclosure Schedules shall not be deemed to be an admission or acknowledgment by Seller that in and of itself, such information is material to or outside the ordinary course of the business. No disclosure in the Disclosure Schedules shall be deemed to create any rights in any third party.

Section 9.05         Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 9.06         Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 9.07         Entire Agreement. This Agreement and the Ancillary Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings, and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement, and those in the Ancillary Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 9.08         Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 9.09         No Third-Party Beneficiaries. Except as provided in ARTICLE VII, Section 9.14 and Section 9.15, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.10         Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 9.11         Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction).

(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEVADA IN EACH CASE LOCATED IN THE CITY OF RENO AND COUNTY OF WASHOE COUNTY, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11(c).

Section 9.12         Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof (including if the parties fail to take such actions as are required to consummate the transactions contemplated hereby) or were otherwise breached. Each party hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts described in Section 9.11(b) without proof of actual damages, in addition to any other remedy to which it is entitled at law or in equity. No party will oppose the granting of an injunction, specific performance, or other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. No other party or any other Person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.12, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument. The right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, no party would have entered into this Agreement.

Section 9.13         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 9.14         Conflict Waiver; Attorney-Client Privilege.

(a)    Each of the parties hereto acknowledges and agrees, on its own behalf and on behalf of its directors, managers, members, shareholders, partners, officers, employees and Affiliates, that:

(i)    Foley & Lardner LLP has acted as counsel to Seller and its Affiliates (not including CNEL) (individually and collectively, the “Seller Group”) and CNEL in connection with the negotiation, preparation, execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby. Buyer agrees, and shall cause CNEL to agree, that, following consummation of the transactions contemplated hereby, such representation and any prior representation of CNEL by Foley & Lardner LLP (or any successor) (the “Seller Group Law Firm”) shall not preclude Seller Group Law Firm from serving as counsel to the Seller Group or any director, manager, member, shareholder, partner, officer or employee of the Seller Group, in connection with any litigation, dispute, claim or obligation arising out of or relating to this Agreement or the Ancillary Documents and the transactions contemplated hereby and thereby.

(ii)    Buyer shall not, and shall cause CNEL not to, seek or have Seller Group Law Firm disqualified from any such representation based on the prior representation of CNEL by Seller Group Law Firm. Each of the parties hereto hereby consents thereto and waives any conflict of interest arising from such prior representation, and each of such parties shall cause any of its Affiliates to consent to waive any conflict of interest arising from such representation. Each of the parties acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that the parties have consulted with counsel or have been advised they should do so in connection herewith. The covenants, consent and waiver contained in this Section 9.14(a) shall not be deemed exclusive of any other rights to which the Seller Group Law Firm is entitled whether pursuant to law, contract or otherwise.

(b)    All communications prior to Closing between the Seller Group or CNEL, on the one hand, and Seller Group Law Firm, on the other hand, relating to the negotiation, preparation, execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby (the “Privileged Communications”) shall be deemed to be attorney-client privileged and the expectation of client confidence relating thereto shall survive Closing, and from and after Closing shall belong solely to the Seller Group and shall not pass to or be claimed by Buyer or CNEL. Accordingly, Buyer and CNEL shall not have access to any Privileged Communications or to the files of Seller Group Law Firm relating to such engagement from and after Closing. Without limiting the generality of the foregoing, from and after the Closing, (i) the Seller Group (and not Buyer or CNEL) shall be the sole holders of the attorney-client privilege with respect to such engagement, and none of Buyer or CNEL shall be a holder thereof, (ii) to the extent that files of Seller Group Law Firm in respect of such engagement constitute property of the client, only the Seller Group (and not Buyer nor CNEL shall hold such property rights and (iii) Seller Group Law Firm shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to Buyer or CNEL by reason of any attorney-client relationship between Seller Group Law Firm and CNEL or otherwise. Notwithstanding the foregoing, in the event that after Closing a dispute arises between Buyer or its Affiliates (including CNEL), on the one hand, and a third party other than any of the Seller Group, on the other hand, Buyer and its Affiliates (including CNEL) may assert the attorney- client privilege to prevent disclosure of confidential communications to such third party; provided, however, that neither Buyer nor any of its Affiliates (including CNEL) may waive such privilege without the prior written consent of the Seller Group, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that Buyer or any of its Affiliates (including CNEL) is legally required by Governmental Order or otherwise legally required to access or obtain a copy of all or a portion of the Privileged Communications, to the extent (x) permitted by applicable Law, and (y) advisable in the opinion of Buyer’s counsel, then Buyer shall immediately (and, in any event, within five days) notify Seller in writing so that Seller can seek a protective order. In furtherance of the foregoing, each of the parties agrees that (i) no waiver is intended by failing to remove all Privileged Communications from CNEL’s files and computer systems, and (ii) after Closing the parties will use commercially reasonable efforts to take the steps necessary to ensure the Privileged Communications are held and controlled by the Seller Group. Buyer agrees that after Closing none of Buyer, CNEL, or their Affiliates will (i) access or review the Privileged Communications in connection with any action, litigation, claim, or dispute against or involving the Seller Group or (ii) use or assert the Privileged Communications against the Seller Group in any action, litigation, claim, or dispute against or involving the Seller Group.

(c)    This Section 9.14 is intended for the benefit of, and shall be enforceable by, Seller Group Law Firm. This Section shall be irrevocable, and no term of this Section may be amended, waived, or modified, without the prior written consent of Seller Group Law Firm.

Section 9.15         Non-recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other Representative of any party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns (collectively, the “Non-Party Affiliates”), shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim, action, suit or legal proceeding based on, in respect of or by reason of the transactions contemplated hereby. This Section 9.15 is intended for the benefit of and shall be enforceable by each of the Non-Party Affiliates.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.

Comstock Inc.

By	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: Executive Chairman and CEO

Mackay Precious Metals Inc.

By	/s Martyn Buttenshaw
Name: Martyn Buttenshaw
Title: President

Schedule A – “Properties”

The following fee tracts, unpatented mining claims and patented mining claims constitute the Properties, and are shown in Figure A1, below.

Table A.1: Comstock Northern Exploration LLC-Owned Patented Mining Claims

Parcel No.	Description	Current Owner	Type	Acres	County	Underlying NSR %	Underlying Royalty Owner
800-002-11	Red Wing	Comstock Northern Exploration LLC	Patent	8.3	Storey	0%	None
800-001-21	Dean	Comstock Northern Exploration LLC	Patent	10.7	Storey	4.15%	Obester 2
800-001-25	East North-Occidental	Comstock Northern Exploration LLC	Patent	11.6	Storey	4.15%	Obester 2
800-001-26	Edwards	Comstock Northern Exploration LLC	Patent	18.5	Storey	4.15%	Obester 2
800-001-10	North Occidental (New Brunswick)	Comstock Northern Exploration LLC	Patent	7.3	Storey	4.15%	Obester 2
800-001-68	Occidental (Brunswick)	Comstock Northern Exploration LLC	Patent	7.8	Storey	4.15%	Obester 2
800-001-24	South Occidental	Comstock Northern Exploration LLC	Patent	20.6	Storey	4.15%	Obester 2
800-000-10	Alice	Comstock Northern Exploration LLC	Patent	20.7	Storey
800-000-11	Lauren	Comstock Northern Exploration LLC	Patent	13.4	Storey

Table A.2: Comstock Northern Exploration LLC-Owned Unpatented Mining Claims

BLM No.	Description	Current Owner	Type	Acres	County	Underlying NSR %	Underlying Royalty Owner
NMC1000132	Omaha Fraction #11	Comstock Northern Exploration LLC	Lode	1.12	Storey	0	None
NMC1000133	Omaha Fraction #12	Comstock Northern Exploration LLC	Lode	0.36	Storey	0	None
NMC1000134	Omaha Fraction #13	Comstock Northern Exploration LLC	Lode	1.08	Storey	0	None
NMC1000135	Omaha Fraction #14	Comstock Northern Exploration LLC	Lode	1.41	Storey	0	None
NMC1000136	Omaha Fraction #17	Comstock Northern Exploration LLC	Lode	2.7	Storey	0	None
NMC1000138	Omaha Fraction #19	Comstock Northern Exploration LLC	Lode	2.33	Storey	0	None
NMC1000139	Omaha Fraction #20	Comstock Northern Exploration LLC	Lode	0.02	Storey	0	None
NMC1000140	Omaha Fraction #21	Comstock Northern Exploration LLC	Lode	0.74	Storey	0	None
NMC1000141	Omaha Fraction #22	Comstock Northern Exploration LLC	Lode	3.41	Storey	0	None
NMC1000142	Omaha Fraction #23	Comstock Northern Exploration LLC	Lode	1.5	Storey	0	None

NMC1000143	Omaha Fraction #24	Comstock Northern Exploration LLC	Lode	0.53	Storey	0	None
NMC1003426	Loring 1	Comstock Northern Exploration LLC	Lode	11.05	Storey	0	None
NMC1003427	Loring 2	Comstock Northern Exploration LLC	Lode	18.76	Storey	0	None
NMC1003428	Loring 3	Comstock Northern Exploration LLC	Lode	18.68	Storey	0	None
NMC1003429	Loring 4	Comstock Northern Exploration LLC	Lode	18.94	Storey	0	None
NMC1003430	Loring 5	Comstock Northern Exploration LLC	Lode	15.61	Storey	0	None
NMC1003431	Loring 6	Comstock Northern Exploration LLC	Lode	9.11	Storey	0	None
NMC1003432	Loring 7	Comstock Northern Exploration LLC	Lode	1.56	Storey	0	None
NMC1003433	Loring 8	Comstock Northern Exploration LLC	Lode	1.7	Storey	0	None
NMC1003434	Loring 9	Comstock Northern Exploration LLC	Lode	1.96	Storey	0	None
NMC1003435	Loring 10	Comstock Northern Exploration LLC	Lode	20.72	Storey	0	None
NMC1003436	Loring 11	Comstock Northern Exploration LLC	Lode	20.68	Storey	0	None
NMC1003437	Loring 12	Comstock Northern Exploration LLC	Lode	20.7	Storey	0	None
NMC1003438	Loring 13	Comstock Northern Exploration LLC	Lode	20.69	Storey	0	None
NMC1003439	Loring 14	Comstock Northern Exploration LLC	Lode	20.69	Storey	0	None
NMC1003440	Loring 15	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1003441	Loring 16	Comstock Northern Exploration LLC	Lode	20.72	Storey	0	None
NMC1003442	Loring 17	Comstock Northern Exploration LLC	Lode	20.62	Storey	0	None
NMC1003443	Loring 18	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1003444	Loring 19	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1003445	Loring 20	Comstock Northern Exploration LLC	Lode	20.58	Storey	0	None
NMC1003446	Loring 21	Comstock Northern Exploration LLC	Lode	13.87	Storey	0	None
NMC1003447	Loring 22	Comstock Northern Exploration LLC	Lode	6.62	Storey	0	None
NMC1015691	West Lode 203	Comstock Northern Exploration LLC	Lode	16.31	Storey	0	None
NMC1015692	West Lode 204	Comstock Northern Exploration LLC	Lode	10.44	Storey	0	None
NMC1015693	West Lode 205	Comstock Northern Exploration LLC	Lode	4.57	Storey	0	None
NMC1015696	West Lode 223	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None

NMC1015697	West Lode 224	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1015698	West Lode 225	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1015699	West Lode 226	Comstock Northern Exploration LLC	Lode	19.15	Storey	0	None
NMC1015700	West Lode 227	Comstock Northern Exploration LLC	Lode	13.51	Storey	0	None
NMC1015701	West Lode 228	Comstock Northern Exploration LLC	Lode	7.64	Storey	0	None
NMC1015702	West Lode 229	Comstock Northern Exploration LLC	Lode	1.88	Storey	0	None
NMC1015703	West Lode 243	Comstock Northern Exploration LLC	Lode	15.3	Storey	0	None
NMC1015704	West Lode 244	Comstock Northern Exploration LLC	Lode	13.58	Storey	0	None
NMC1015705	West Lode 245	Comstock Northern Exploration LLC	Lode	18.88	Storey	0	None
NMC1015706	West Lode 246	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1015707	West Lode 247	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1015708	West Lode 248	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1015709	West Lode 249	Comstock Northern Exploration LLC	Lode	20.56	Storey	0	None
NMC1015710	West Lode 250	Comstock Northern Exploration LLC	Lode	16.57	Storey	0	None
NMC1015711	West Lode 263	Comstock Northern Exploration LLC	Lode	12.42	Storey	0	None
NMC1015712	West Lode 264	Comstock Northern Exploration LLC	Lode	7.23	Storey	0	None
NMC1015713	West Lode 265	Comstock Northern Exploration LLC	Lode	15.28	Storey	0	None
NMC1015714	West Lode 266	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1015715	West Lode 267	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1015716	West Lode 268	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1015717	West Lode 269	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1015718	West Lode 270	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC1093920	Redwing Fraction	Comstock Northern Exploration LLC	Lode	5.88	Storey	0	None
NMC704516	Overman 1	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC821735	Comstock #7	Comstock Northern Exploration LLC	Lode	18.89	Storey	0	None
NMC821736	Comstock #8	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC821737	Comstock #9	Comstock Northern Exploration LLC	Lode	20.51	Storey	0	None

NMC821739	Comstock #11	Comstock Northern Exploration LLC	Lode	18.8	Storey	0	None
NMC821742	Comstock #14	Comstock Northern Exploration LLC	Lode	9.15	Storey	0	None
NMC821743	Comstock #15	Comstock Northern Exploration LLC	Lode	3.33	Storey	0	None
NMC821744	Comstock #16	Comstock Northern Exploration LLC	Lode	19.47	Storey	0	None
NMC871492	Comstock 115	Comstock Northern Exploration LLC	Lode	2.84	Storey	0	None
NMC871493	Comstock 116	Comstock Northern Exploration LLC	Lode	18.57	Storey	0	None
NMC871494	Comstock 117	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC871495	Comstock 118	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC871498	Comstock 121	Comstock Northern Exploration LLC	Lode	19.3	Storey	0	None
NMC871499	Comstock 122	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC871500	Comstock 123	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC871501	Comstock 124	Comstock Northern Exploration LLC	Lode	18.54	Storey	0	None
NMC983353	Comstock Lode 100	Comstock Northern Exploration LLC	Lode	16.2	Storey	0	None
NMC983354	Comstock Lode 101	Comstock Northern Exploration LLC	Lode	6.11	Storey	0	None
NMC983355	Comstock Lode 102	Comstock Northern Exploration LLC	Lode	15.9	Storey	0	None
NMC983356	Comstock Lode 103	Comstock Northern Exploration LLC	Lode	0.77	Storey	0	None
NMC983357	Comstock Lode 104	Comstock Northern Exploration LLC	Lode	16.2	Storey	0	None
NMC983358	Comstock Lode 105	Comstock Northern Exploration LLC	Lode	17.2	Storey	0	None
NMC983359	Comstock Lode 106	Comstock Northern Exploration LLC	Lode	10.45	Storey	0	None
NMC983360	Comstock Lode 107	Comstock Northern Exploration LLC	Lode	12.66	Storey	0	None
NMC983361	Comstock Lode 108	Comstock Northern Exploration LLC	Lode	3.56	Storey	0	None
NMC983362	Comstock Lode 109	Comstock Northern Exploration LLC	Lode	2.31	Storey	0	None
NMC983363	Comstock Lode 110	Comstock Northern Exploration LLC	Lode	19.24	Storey	0	None
NMC983364	Comstock Lode 111	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC983365	Comstock Lode 112	Comstock Northern Exploration LLC	Lode	16.57	Storey	0	None
NMC983366	Comstock Lode 113	Comstock Northern Exploration LLC	Lode	17.08	Storey	0	None
NMC983367	Comstock Lode 114	Comstock Northern Exploration LLC	Lode	1.42	Storey	0	None

NMC983368	Comstock Lode 115	Comstock Northern Exploration LLC	Lode	9.66	Storey	0	None
NMC983369	Comstock Lode 116	Comstock Northern Exploration LLC	Lode	20.4	Storey	0	None
NMC983370	Comstock Lode 117	Comstock Northern Exploration LLC	Lode	20.39	Storey	0	None
NMC983371	Comstock Lode 118	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC983405	Comstock Lode 152	Comstock Northern Exploration LLC	Lode	19.72	Storey	0	None
NMC983406	Comstock Lode 153	Comstock Northern Exploration LLC	Lode	14.46	Storey	0	None
NMC983407	Comstock Lode 154	Comstock Northern Exploration LLC	Lode	8.26	Storey	0	None
NMC983408	Comstock Lode 155	Comstock Northern Exploration LLC	Lode	8.26	Storey	0	None
NMC983409	Comstock Lode 156	Comstock Northern Exploration LLC	Lode	20.66	Storey	0	None
NMC983410	Comstock Lode 157	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC983411	Comstock Lode 158	Comstock Northern Exploration LLC	Lode	20.62	Storey	0	None
NMC983412	Comstock Lode 159	Comstock Northern Exploration LLC	Lode	20.63	Storey	0	None
NMC983413	Comstock Lode 160	Comstock Northern Exploration LLC	Lode	20.66	Storey	0	None
NMC983414	Comstock Lode 161	Comstock Northern Exploration LLC	Lode	20.66	Storey	0	None
NMC983415	Comstock Lode 162	Comstock Northern Exploration LLC	Lode	19.24	Storey	0	None
NMC983416	Comstock Lode 163	Comstock Northern Exploration LLC	Lode	20.65	Storey	0	None
NMC983417	Comstock Lode 164	Comstock Northern Exploration LLC	Lode	12.82	Storey	0	None
NMC983418	Comstock Lode 165	Comstock Northern Exploration LLC	Lode	20.66	Storey	0	None
NMC983419	Comstock Lode 166	Comstock Northern Exploration LLC	Lode	7.58	Storey	0	None
NMC983420	Comstock Lode 167	Comstock Northern Exploration LLC	Lode	20.66	Storey	0	None
NMC983421	Comstock Lode 168	Comstock Northern Exploration LLC	Lode	16.15	Storey	0	None
NMC992975	Comstock Lode 173	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC992976	Comstock Lode 174	Comstock Northern Exploration LLC	Lode	15.32	Storey	0	None
NMC992977	Comstock Lode 175	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC992979	Comstock Lode 177	Comstock Northern Exploration LLC	Lode	19.04	Storey	0	None
NMC992980	Comstock Lode 179	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC992981	Comstock Lode 180	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None
NMC992982	Comstock Lode 181	Comstock Northern Exploration LLC	Lode	20.18	Storey	0	None
NMC992983	Comstock Lode 182	Comstock Northern Exploration LLC	Lode	10.23	Storey	0	None
NMC992984	Comstock Lode 183	Comstock Northern Exploration LLC	Lode	19.78	Storey	0	None
NMC992985	Comstock Lode 184	Comstock Northern Exploration LLC	Lode	20.67	Storey	0	None

Comstock Northern Exporation LLC Properties
V&T Railroad
SR341 and 342
Area of Interest
c:JsuP
c:Jeounties
Owned Properties
Patent
Sub-Leases
n
Fred Garrett, Patent
James Obester, Unpatent
RR & Gold, Fee
RR & Gold, Patent
RR & Gold, Unpatent
Renegade, Unpatent
Sutro, Patent
VCV, Patent
N
1 inch = 2,541 feet
Feet
0
2,650
5,300

Figure A1: The Properties

Mackay - Comstock
Non-Compete Area
V&T Railroad
SR341 and 342
Non-Compete Area
Area of Interest
Owned Properties
Comstock patent
Comstock
Sub-Leases
Comstock Lyon County
Patent
1 inch = 3,333 feet
0
3,050
6,100
Feet

Figure A2: Non-Compete Area

Schedule B – “Leased Properties”

The following fee tracts, unpatented mining claims and patented mining claims constitute the Leased Properties. In the event of any conflict between these lists and the lease documents, the lease documents will prevail.

Table B.1: Garrett Leased Patented Mining Claim

Parcel No	Description	Current Owner	Type	Acres	County	Underlying NSR %	Underlying Royalty Owner
800-000-54	Pride of Washoe	Fred Garrett	Patent	25.3	Storey	3%	Hess- Garrettson

Table B.2: Railroad and Gold Leased Fee Tracts and Patented Mining Claims

BLM No	Description	Current Owner	Type	Acres	County	Underlying NSR %	Underlying Royalty Owner
002-091-01	D-8 Lot 29	RR & Gold	Fee	1.2	Storey	1%	Railroad and Gold LLC
002-091-04	D-8 Pt Lot 25	RR & Gold	Fee	0.7	Storey	1%	Railroad and Gold LLC
002-091-09	D-8 Lot 30	RR & Gold	Fee	3.0	Storey	1%	Railroad and Gold LLC
002-091-10	D-8 Lot 19	RR & Gold	Fee	0.1	Storey	1%	Railroad and Gold LLC
002-091-13	D-8 Lot 1-8	RR & Gold	Fee	1.6	Storey	1%	Railroad and Gold LLC
002-091-14	D-8 Lot 12,32	RR & Gold	Fee	1.7	Storey	1%	Railroad and Gold LLC
002-231-02	S Ptn Block L-1	RR & Gold	Fee	10.5	Storey	1%	Railroad and Gold LLC
004-331-34	Ptn Lot 8	RR & Gold	Fee	21.1	Storey	1%	Railroad and Gold LLC
004-331-35	Ptn Lots 8&12	RR & Gold	Fee	5.5	Storey	1%	Railroad and Gold LLC
800-000-45	Gould & Curry (below 1000')	RR & Gold	Patent	25.3	Storey	1%	Railroad and Gold LLC
800-000-46	Chollar Potosi (below 1000')	RR & Gold	Patent	35.2	Storey	1%	Railroad and Gold LLC
800-000-47	Savage (below 1000')	RR & Gold	Patent	19.3	Storey	1%	Railroad and Gold LLC
800-001-00	Culver	RR & Gold	Patent	13.8	Storey	1%	Railroad and Gold LLC
800-001-01	Culver Addition (S)	RR & Gold	Patent	4.3	Storey	1%	Railroad and Gold LLC
800-001-02	Culver Addition (N)	RR & Gold	Patent	6.4	Storey	1%	Railroad and Gold LLC
800-001-03	Gibbs (1/2 interest)	RR & Gold	Patent	3.1	Storey	1%	Railroad and Gold LLC
800-001-04	Gibbs (1/2 interest)	RR & Gold	Patent	7.3	Storey	1%	Railroad and Gold LLC
800-002-04	Knickerbocker (N half)	RR & Gold	Patent	5.5	Storey	1%	Railroad and Gold LLC

Table B.3: Railroad and Gold Leased Unpatented Mining Claims

BLM No	Description	Current Owner	Type	Acres	County	Underlying NSR %	Underlying Royalty Owner
NMC705388	Latigo	RR & Gold	Lode	18.73	Storey	1%	Railroad and Gold LLC
NMC705389	Latigo 2	RR & Gold	Lode	22.41	Storey	1%	Railroad and Gold LLC
NMC705390	Angels No. 1	RR & Gold	Lode	14.65	Storey	1%	Railroad and Gold LLC
NMC705391	Angels No. 2	RR & Gold	Lode	20.68	Storey	1%	Railroad and Gold LLC
NMC705392	Angels East Annex	RR & Gold	Lode	7.45	Storey	1%	Railroad and Gold LLC
NMC705393	Merrilite	RR & Gold	Lode	15.61	Storey	1%	Railroad and Gold LLC
NMC705394	Merrilite North Annex	RR & Gold	Lode	15.71	Storey	1%	Railroad and Gold LLC
NMC705395	Hawk	RR & Gold	Lode	13.38	Storey	1%	Railroad and Gold LLC
NMC705396	Hawk Fraction	RR & Gold	Lode	18.3	Storey	1%	Railroad and Gold LLC
NMC705397	Alto no. 9	RR & Gold	Lode	10.71	Storey	1%	Railroad and Gold LLC
NMC705398	West Nick	RR & Gold	Lode	20.55	Storey	1%	Railroad and Gold LLC
NMC705399	West Nick No. 1	RR & Gold	Lode	20.67	Storey	1%	Railroad and Gold LLC
NMC705400	Iona	RR & Gold	Lode	9.39	Storey	1%	Railroad and Gold LLC
NMC705401	Oro Plato	RR & Gold	Lode	11.08	Storey	1%	Railroad and Gold LLC
NMC705402	Owl	RR & Gold	Lode	7.69	Storey	1%	Railroad and Gold LLC
NMC705403	Maryland Fraction	RR & Gold	Lode	20.69	Storey	1%	Railroad and Gold LLC

Table B.4: James Obester Leased Unpatented Claims

BLM No	Description	Current Owner	Type	Acres	County	Underlying NSR %	Underlying Royalty Owner
NMC275502	Alta #5	James Obester	Lode	20.67	Storey	3%	James Obester
NMC275503	Alta #6	James Obester	Lode	20.67	Storey	3%	James Obester
NMC275504	Alta #7	James Obester	Lode	20.67	Storey	3%	James Obester
NMC275505	Alta #8	James Obester	Lode	12.64	Storey	3%	James Obester
NMC275506	Alta #9	James Obester	Lode	20.67	Storey	3%	James Obester
NMC275507	Alta #10	James Obester	Lode	20.67	Storey	3%	James Obester
NMC275509	Alta #12	James Obester	Lode	12.06	Storey	3%	James Obester
NMC300858	Brunswick #1	James Obester	Lode	20.67	Storey	3%	James Obester
NMC300859	Brunswick #2	James Obester	Lode	20.67	Storey	3%	James Obester
NMC300860	Brunswick #4	James Obester	Lode	20.67	Storey	3%	James Obester

Table B.5: Renegade Leased Unpatented Claims

BLM No	Description	Current Owner	Type	Acres	County	Underlying NSR %	Underlying Royalty Owner
NMC890651	NBO 1	Renegade	Lode	19.21	Storey	3%	Renegade Mineral
NMC890652	NBO 2	Renegade	Lode	1.35	Storey	3%	Renegade Mineral
NMC890653	NBO 3	Renegade	Lode	20.67	Storey	3%	Renegade Mineral
NMC890654	NBO 4	Renegade	Lode	20.29	Storey	3%	Renegade Mineral
NMC890655	NBO 5	Renegade	Lode	20.51	Storey	3%	Renegade Mineral
NMC890656	NBO 6	Renegade	Lode	15.93	Storey	3%	Renegade Mineral
NMC890657	NBO 7	Renegade	Lode	13.74	Storey	3%	Renegade Mineral
NMC890658	NBO 8	Renegade	Lode	20.67	Storey	3%	Renegade Mineral
NMC890659	NBO 9	Renegade	Lode	20.67	Storey	3%	Renegade Mineral
NMC890660	NBO 10	Renegade	Lode	16.72	Storey	3%	Renegade Mineral
NMC890661	NBO 11	Renegade	Lode	9.9	Storey	3%	Renegade Mineral
NMC890662	NBO 12	Renegade	Lode	18.07	Storey	3%	Renegade Mineral
NMC890663	NBO 13	Renegade	Lode	12.83	Storey	3%	Renegade Mineral
NMC890664	NBO 14	Renegade	Lode	3.37	Storey	3%	Renegade Mineral
NMC890665	NBO 15	Renegade	Lode	6.05	Storey	3%	Renegade Mineral
NMC890667	NBO 17	Renegade	Lode	13.45	Storey	3%	Renegade Mineral
NMC890668	NBO 18	Renegade	Lode	18.5	Storey	3%	Renegade Mineral
NMC890669	NBO 19	Renegade	Lode	16.18	Storey	3%	Renegade Mineral
NMC890670	NBO 20	Renegade	Lode	16.51	Storey	3%	Renegade Mineral
NMC890671	NBO 21	Renegade	Lode	10.69	Storey	3%	Renegade Mineral
NMC890672	NBO 22	Renegade	Lode	6.64	Storey	3%	Renegade Mineral
NMC890673	NBO 23	Renegade	Lode	11.84	Storey	3%	Renegade Mineral
NMC890674	NBO 24	Renegade	Lode	9.53	Storey	3%	Renegade Mineral
NMC890675	NBO 25	Renegade	Lode	7.6	Storey	3%	Renegade Mineral
NMC997060	NBO 26 (invalid?)	Renegade	Lode	7.6	Storey	3%	Renegade Mineral
NMC997061	NBO 27	Renegade	Lode	19.69	Storey	3%	Renegade Mineral

Table B.6: Sutro Leased Fee Tracts and Patented Mining Claims1

Parcel No	Description	Current Owner	Type	Acres	County	Underlying NSR %	Underlying Royalty Owner
001-044-06	Rng E Lot 8	Sutro	Fee	0.1	Storey	4%	Sutro
001-056-02	Rng E Lot 1-14	Sutro	Fee	0.3	Storey	4%	Sutro
001-071-01	Rng A S Pt Lot 143	Sutro	Fee	2.3	Storey	4%	Sutro
001-113-02	Rng H Lot 5-6	Sutro	Fee	0.2	Storey	4%	Sutro
001-113-04	Block 250 Lot 7	Sutro	Fee	0.3	Storey	4%	Sutro
002-011-09	Rng O-1 Pt Lot 40	Sutro	Fee	1.5	Storey	4%	Sutro
002-011-19	Rng O-1 Pt Lot 44	Sutro	Fee		Storey	4%	Sutro
002-021-01	Rng O-1 Pt Lot 43	Sutro	Fee	2.5	Storey	4%	Sutro
002-022-01	Rng O-1 Lot 42	Sutro	Fee	1.0	Storey	4%	Sutro
002-023-08	Rng O-1 Pt Lot 44	Sutro	Fee		Storey	4%	Sutro
002-031-27	Rng O-1 Pt Lot 34	Sutro	Fee	1.1	Storey	4%	Sutro
002-041-17	Rng O-1 Lot 8E,Pt 27	Sutro	Fee	0.4	Storey	4%	Sutro
002-041-18	Rng O-1 Lot 25-26,Pt 27	Sutro	Fee	0.5	Storey	4%	Sutro
002-041-20	Rng O-1 Pt Lot 8	Sutro	Fee	0.2	Storey	4%	Sutro
002-052-24	Rng P-2 Pt Lot 1	Sutro	Fee	1.5	Storey	4%	Sutro
002-052-25	Rng P-2 Lot 11-12	Sutro	Fee	0.1	Storey	4%	Sutro
002-061-01	Rng O-1 Lot 10-11	Sutro	Fee	0.4	Storey	4%	Sutro
002-061-05	Rng O-1 Lot 21	Sutro	Fee	0.1	Storey	4%	Sutro
002-061-11	Rng O-1 Lot 12	Sutro	Fee	0.2	Storey	4%	Sutro
002-061-12	Rng O-1 Lot 13-14	Sutro	Fee	0.2	Storey	4%	Sutro
002-062-02	Rng C-4 Lot 3-4	Sutro	Fee	0.3	Storey	4%	Sutro
002-062-03	Rng B-1 Lot 1-7	Sutro	Fee	0.3	Storey	4%	Sutro
002-062-06	Rng B-1 Lot 12, Pt 13	Sutro	Fee	0.1	Storey	4%	Sutro
002-062-15	Rng C-5 Lot 36-37	Sutro	Fee	0.1	Storey	4%	Sutro
002-062-21	Rng C-5 Lot 1-2,34-35	Sutro	Fee	0.3	Storey	4%	Sutro
002-062-22	Rng C-5 Lot 33	Sutro	Fee	0.1	Storey	4%	Sutro
002-062-40	Rng C-4 Lot 12,19	Sutro	Fee	0.1	Storey	4%	Sutro
002-062-42	Rng A-1 Lot 1-5,7-8,15-16	Sutro	Fee	0.5	Storey	4%	Sutro
002-062-44	Rng B-2 Lot 6-9	Sutro	Fee	0.1	Storey	4%	Sutro
002-062-58	Rng C-4 Lot 19,21-24,30	Sutro	Fee		Storey	4%	Sutro
002-062-59	Rng C-5 Pt Lot 14,15	Sutro	Fee	0.2	Storey	4%	Sutro
002-063-10	Rng D-2 Pt Lot 15	Sutro	Fee	0.1	Storey	4%	Sutro
002-063-13	Rng D-1 Lot 28	Sutro	Fee	0.1	Storey	4%	Sutro
002-063-16	Rng D-1 Lot 11,23-27	Sutro	Fee	0.4	Storey	4%	Sutro
002-063-17	Rng D-1 Lot 15,19-22,29	Sutro	Fee	0.3	Storey	4%	Sutro
002-063-18	Rng D-1 Lot 14	Sutro	Fee	0.0	Storey	4%	Sutro
002-063-19	Rng D-1 Lot 16-18	Sutro	Fee	0.2	Storey	4%	Sutro
002-063-21	Rng D-1 Lot 1-2	Sutro	Fee	0.6	Storey	4%	Sutro
002-071-01	Rng A-1 Lot 33-35	Sutro	Fee	1.3	Storey	4%	Sutro
002-071-05	Rng A-1 Lot 37,37.5	Sutro	Fee	0.7	Storey	4%	Sutro
002-071-06	Rng B-2 Lot 36,36.5	Sutro	Fee	1.0	Storey	4%	Sutro
002-071-22	Rng A-1 Lot 35.5,36	Sutro	Fee	0.4	Storey	4%	Sutro
002-071-36	Rng B-2 Lot 27-29,37; C-5 Lot 25-27	Sutro	Fee	1.8	Storey	4%	Sutro
002-071-38	Rng B-2 Lot 38	Sutro	Fee	0.4	Storey	4%	Sutro

1Certain of the Sutro fee parcels are for surface access only, as described in the lease agreement.

002-071-39	Rng B-2 Lot 39	Sutro	Fee	0.4	Storey	4%	Sutro
002-072-02	Rng D-4 Lot 2-10, Pt Lot 1	Sutro	Fee		Storey	4%	Sutro
002-075-01	Rng E-3 Lot 10-14	Sutro	Fee	0.5	Storey	4%	Sutro
002-082-01	Rng D-7 Lot 1,2,19	Sutro	Fee	0.1	Storey	4%	Sutro
002-082-06	Rng D-7 Lot 14	Sutro	Fee	0.1	Storey	4%	Sutro
002-082-07	Rng D-7 Lot 15-16	Sutro	Fee	0.1	Storey	4%	Sutro
002-082-08	Rng D-7 Lot 17-18	Sutro	Fee	0.2	Storey	4%	Sutro
002-083-03	Rng E-4 Lot 19-21	Sutro	Fee	0.4	Storey	4%	Sutro
002-083-04	Rng E-4 Lot 23-28	Sutro	Fee	0.8	Storey	4%	Sutro
002-083-05	Rng E-4 Lot 29-30,35	Sutro	Fee	0.8	Storey	4%	Sutro
002-083-08	Rng E-4 Lot 9-18,22,31-34,36-37	Sutro	Fee	2.4	Storey	4%	Sutro
002-121-02	Rng C-6 Lot 24	Sutro	Fee	0.4	Storey	4%	Sutro
002-121-02	Rng C-6 Lot 23	Sutro	Fee	0.2	Storey	4%	Sutro
002-141-05	K-E Lot 1	Sutro	Fee	1.1	Storey	4%	Sutro
002-141-08	K-E Lot 5	Sutro	Fee	1.0	Storey	4%	Sutro
002-141-09	K-E Lot 4	Sutro	Fee	1.1	Storey	4%	Sutro
002-141-10	K-E Lot 3	Sutro	Fee	1.1	Storey	4%	Sutro
002-141-11	Rng C-6 Pt Lot 26	Sutro	Fee	11.5	Storey	4%	Sutro
002-141-11	Rng C-6 Lot 28	Sutro	Fee	1.5	Storey	4%	Sutro
002-141-11	Rng C-6 Lot 29	Sutro	Fee	5.8	Storey	4%	Sutro
002-181-06	Rng F-1 Lot 40	Sutro	Fee	1.4	Storey	4%	Sutro
002-181-08	Rng F-1 Lot 18-20	Sutro	Fee	0.2	Storey	4%	Sutro
002-181-09	Rng F-1 Lot 21-39	Sutro	Fee		Storey	4%	Sutro
002-181-10	Rng F-1 Lot 11	Sutro	Fee	0.8	Storey	4%	Sutro
002-191-01	Rng H-1 Lot 1-41	Sutro	Fee	10.2	Storey	4%	Sutro
002-201-04	Rng G-1 Lot 34-35	Sutro	Fee	1.0	Storey	4%	Sutro
002-201-05	Rng G-1 Lot 37-38	Sutro	Fee	0.3	Storey	4%	Sutro
002-201-08	Rng G-1 Lot 46	Sutro	Fee	0.1	Storey	4%	Sutro
002-201-12	Rng G-1 Lot 10-11	Sutro	Fee		Storey	4%	Sutro
002-201-14	Rng G-1 Pt Lot 6	Sutro	Fee	0.0	Storey	4%	Sutro
002-201-15	Rng G-1 Lot 48	Sutro	Fee	0.0	Storey	4%	Sutro
002-201-16	Rng G-1 Lot 1-2	Sutro	Fee	0.4	Storey	4%	Sutro
002-201-20	Rng G-1 Lot 9	Sutro	Fee	0.0	Storey	4%	Sutro
002-201-22	Rng G-1 Lot 15	Sutro	Fee	0.0	Storey	4%	Sutro
002-201-26	Rng G-1 Lot 26-29,42-43	Sutro	Fee	0.7	Storey	4%	Sutro
002-201-30	Rng G-1 Lot 30-31	Sutro	Fee	0.2	Storey	4%	Sutro
002-201-31	Rng G-1 Lot 14	Sutro	Fee	0.1	Storey	4%	Sutro
002-201-32	Rng G-1 Lot 16-21,25,40-41,44	Sutro	Fee	1.5	Storey	4%	Sutro
002-202-01	Rng E-2,E-3 Lot 1-11,16	Sutro	Fee	1.3	Storey	4%	Sutro
002-202-05	Rng E-2 Lot 1,2,4	Sutro	Fee	0.5	Storey	4%	Sutro
002-211-02	Rng I-1 Lot 5-12	Sutro	Fee	1.0	Storey	4%	Sutro
002-211-03	Rng I-1 Lot 13-14	Sutro	Fee	0.1	Storey	4%	Sutro
002-211-04	Rng I-1 Lot 15-25	Sutro	Fee	1.1	Storey	4%	Sutro
002-211-05	Rng I-1 Lot 25	Sutro	Fee	0.1	Storey	4%	Sutro
002-211-06	Rng I-1 Lot 3-4	Sutro	Fee	2.3	Storey	4%	Sutro
002-211-07	Rng I-1 Lot 13-14	Sutro	Fee	0.1	Storey	4%	Sutro
002-221-02	Rng I-1 1/2 Lot 30	Sutro	Fee	8.3	Storey	4%	Sutro
002-231-01	N Ptn Block L-1	Sutro	Fee	10.4	Storey	4%	Sutro
002-241-01	Rng I-1 Lot 40-41	Sutro	Fee	2.2	Storey	4%	Sutro
002-242-01	Rng J-2 Lot 17-19	Sutro	Fee	0.6	Storey	4%	Sutro
002-243-01	Rng J-1 Lot 20	Sutro	Fee	3.0	Storey	4%	Sutro
002-252-01	Rng D-8 Lot 38	Sutro	Fee	1.1	Storey	4%	Sutro

002-254-01	Rng J-1 Lot 21	Sutro	Fee	0.8	Storey	4%	Sutro
800-000-66	Gould & Curry (above 1000')	Sutro	Patent	25.3	Storey	4%	Sutro
800-000-63	Julia	Sutro	Patent	9.2	Storey	4%	Sutro
800-000-64	La Cata	Sutro	Patent	13.8	Storey	4%	Sutro
800-000-65	Sara Ann	Sutro	Patent	13.8	Storey	4%	Sutro
800-001-40	Lady Washington	Sutro	Patent	5.7	Storey	4%	Sutro
800-001-41	Joesph Trench	Sutro	Patent	0.7	Storey	4%	Sutro
800-001-42	Burke & Hamilton	Sutro	Patent	1.3	Storey	4%	Sutro
800-001-43	Challenge	Sutro	Patent	1.5	Storey	4%	Sutro
800-001-44	Empire North	Sutro	Patent	1.8	Storey	4%	Sutro
800-001-45	Bacon (MS 58)	Sutro	Patent	1.5	Storey	4%	Sutro
800-001-46	Confidence	Sutro	Patent	4.0	Storey	4%	Sutro
800-001-47	Alpha	Sutro	Patent	8.6	Storey	4%	Sutro
800-001-48	Wm Sharon	Sutro	Patent	0.9	Storey	4%	Sutro
800-001-49	Seg Belcher (Denied)	Sutro	Denied		Storey	4%	Sutro
800-001-50	Kentuck MG.	Sutro	Patent	2.7	Storey	4%	Sutro
800-001-51	Belcher (Denied)	Sutro	Denied		Storey	4%	Sutro
800-001-52	Ward	Sutro	Patent	7.1	Storey	4%	Sutro
800-001-53	Grosh	Sutro	Patent	15.5	Storey	4%	Sutro
800-001-54	Empire South	Sutro	Patent	0.7	Storey	4%	Sutro
800-001-55	Bacon (MS 59)	Sutro	Patent	0.6	Storey	4%	Sutro
800-001-56	Grosh	Sutro	Patent	5.3	Storey	4%	Sutro
800-001-57	Grosh	Sutro	Patent	7.4	Storey	4%	Sutro
800-001-58	Yellow Jacket	Sutro	Patent	6.0	Storey	4%	Sutro
800-001-59	Imperial	Sutro	Patent	2.6	Storey	4%	Sutro
800-001-60	Crown Point	Sutro	Patent	3.3	Storey	4%	Sutro
800-001-61	Kentuck	Sutro	Patent	0.9	Storey	4%	Sutro
800-001-62	Alta (Woodville)	Sutro	Patent	23.7	Storey	4%	Sutro
800-001-63	Exchequer	Sutro	Patent	10.0	Storey	4%	Sutro
800-001-64	Bullion (Comstock Lode)	Sutro	Patent	27.3	Storey	4%	Sutro
800-001-65	Capital	Sutro	Patent	9.2	Storey	4%	Sutro

Table B.7: Virginia City Ventures Leased Patented Mining Claims

Parcel No	Description	Current Owner	Type	Acres	County	Underlying NSR %	Royalty Owner
800-000-60	Hale and Norcross	Virginia City Ventures	Patent	10.1	Storey	5%	Virginia City Ventures
800-000-61	Savage (above 1000’)	Virginia City Ventures	Patent	19.4	Storey	5%	Virginia City Ventures
800-002-69	Chollar Potosi (above 1000’)	Virginia City Ventures	Patent	35.2	Storey	5%	Virginia City Ventures

Schedule C – “Leases to be Assigned”

The following lease agreements constitute the Third-Party Leases held by Comstock Inc. to be assigned to Comstock Northern Exploration LLC. This summary is an overview but not a substitute for the current definitive terms of the Third-party leases.

Table C.1: Third-Party Lease Information

Lease	Date	Term	End	Property	Under- lying NSR	Work Commitment

Fred Garrett	05/01/2020	5 yr "Exploration"; 15 yr "Development"	04/30/2040	1 patented claim "Pride of Washoe"	3.0%	None

James Obester	08/20/2008	5 yr "Exploration"; 15 yr "Development"; "Extended" if production	08/19/2028	10 unpatented claims "Alta", "Brunswick"	3.0%	None

Railroad & Gold	10/01/2009	15 years	09/30/2024	9 patents, 9 town lots, 1 rural parcel, 16 unpatented claims "Overman"	4.0%	$50k/yr
	01/01/2015	Amendment	09/30/2024		1.0%	NSR reduced to 1%; royalty buyout for $1M; work reset to $10k/yr starting 2017. No work completed to date.

Renegade	10/01/2010	3 yr "Exploration"; 6 yr "Primary"; 6 yr "Additional"	09/30/2025	26 unpatented claims "NBO"	3.0%	1000' 1st 36 mo; $20k cumulative. NSR 3% cap at $2000 gold
	10/01/2013	Amendment; extends to "Additional" term	09/30/2025			reset commitment 7000'
						drilling during 1st 9 years
						(by 9/30/2019); $200k cumulative. No work completed to date.
	10/01/2019	Amendment 2;	09/30/2025			Reset commitment for drilling $200,000 during first 11 years (09/30/2021)
	07/09/2020	Amendment 3;	09/30/2039			Updated to ten year Additional Term and another 10 year Second Additional Term. Spending
						$250,000 by 9/30/2021, $500,000 by 9/30/2023.
Sutro	09/01/2020	5 yr "Exploration"; 5 yr "Development"; 5 yr "Planning"	08/31/2035	28 patents, 91 town lots (some surface access only)	4.0%	Continues so long as royalty generating operations continue.

Virginia City Ventures	01/01/2008	5 yr "Exploration and Drilling"; 15 yr “Development"	12/31/2027	3 patents	5%	Extends so long as minerals are produced. Includes ROFR. Option to purchase for $400,000, increases 10% or CPI at 5th anniversary.
	10/20/2010	Assignment to Northern Comstock LLC

Table C.2: Lease Status

Lease	Current Lessee	Comments
Fred Garrett	Comstock Northern Exploration LLC	No assignment necessary
James Obester	Goldspring Inc	To be assigned
Railroad & Gold	Comstock Mining Inc	To be assigned
Renegade	Comstock Mining Inc	To be assigned
Sutro	Comstock Northern Exploration LLC	No assignment necessary
Virginia City Ventures	Northern Comstock LLC	Remains in NC LLC

Schedule D-1

Ida Properties

The following table identiﬁes the patented and unpatented mining claims to be acquired from the Wilson Parties and retained by Buyer.

Ida Area Claims
Claim Name	Type	APN or BLM ID	Area (acres)	Ownership Status
Patented Claims
Badger	Patent; MS3792	800-001-30	16.7	100% Wilson Parties
Bennett	Patent; MS3761	016-151-02	3.9	100% Wilson Parties
Buckeye	Patent; MS47	016-101-04	13.9	100% Wilson Parties
Grass Widow	Patent; MS3792	800-000-73	2.7	100% Wilson Parties
Ida	Patent; MS3761	016-151-02	15.9	100% Wilson Parties
Lucky 5tar	Patent; MS3792	800-000-74	13.8	100% Wilson Parties
Lucky Star Fraction	Patent; MS3792	800-001-32	6.8	100% Wilson Parties
Morning Star	Patent; M53761	016-151-02	18.2	100% Wilson Parties
Pride of the West	Patent; MS3792	800-001-31	8.3	100% Wilson Parties
Vivian (Midas)	Patent; MS103	800-001-67	7.2	100% Wilson Parties
Westerly Portion of Silver King	Patent; MS4573	016-101-13	6.7	100% Wilson Parties
Unpatented Claims
Daisy	Unpatented	NV105285792	8.7	100% Wilson Parties
Last Chance	Unpatented	NV105285794	20.7	100% Wilson Parties
Milwaukee	Unpatented	NV105285793	4.6	100% Wilson Parties
Valentine	Unpatented	NV105285795	20.7	100% Wilson Parties
Wilson 1	Unpatented	NV105285796	20.7	100% Wilson Parties
Wilson 2	Unpatented	NV105285797	20.7	100% Wilson Parties
		Total Ida Area:	210.2

Schedule D-2 Conveyance Properties

The following table identiﬁes the patented and unpatented mining claims to be transferred to Seller after being acquired by Buyer from the Wilson Parties.

Claims South of Silver City
Claim Name	Type	APN or BLM ID	Area (acres)	Ownership Status
Mammoth Lode aka Daney Lode	Patent; MS72	016-121-03	13.8	100% Wilson Parties
Mooney and Whitman Lode	Patent; MS90	016-121-05	6.2	100% Wilson Parties
Fifty Dollar Gold	Unpatented	NV105285784	20.7	100% Wilson Parties
Nevada	Unpatented	NV105285785	20.7	100% Wilson Parties
Mooney & Whitman Fraction	Unpatented	NV105285786	11	100% Wilson Parties
Rising Sun	Unpatented	NV105285787	2.2	100% Wilson Parties
Arrowhead	Unpatented	NV105285788	20.7	100% Wilson Parties
Nevada 3	Unpatented	NV105285789	20.7	100% Wilson Parties
Nevada 2	Unpatented	NV105285790	20.7	100% Wilson Parties
Mooney & Whitman Extension	Unpatented	NV105285791	20.7	100% Wilson Parties
		Total Area:	157.4
Gold Canyon Area
Gold Canyon Parcel 1	Patent	016-151-55	40.8	100% Wilson Parties
Gold Canyon Parcel 2	Patent	016-151-54	40.8	100% Wilson Parties
Gold Canyon Parcel 3	Patent	016-151-53	40.6	100% Wilson Parties
Gold Canyon Parcel 4	Patent	016-151-52	40.3	100% Wilson Parties
		Total Area:	162.5

Schedule D-3 Additional Claims

The following table identiﬁes the patented and unpatented mining claims to be transferred to Buyer by Seller at the same time as the Conveyance Properties are transferred to Seller.

Claims to Mackay
Claim Name	Type	APN or BLM ID	Area (acres)	Ownership Status
Niger Ravine	Patent; MS77	008-071-08	11.02	Comstock Real Estate Inc.
Three Brothers	Unpatented	NMC1097411	18.61	Comstock Exploration and Development LLC
		Total Area:	29.6

Schedule D-4 Royalty Interests

The following table identiﬁes the royalty interests to be transferred to Seller after being acquired by Seller from the Wilson Parties.

Royalty Interests
Claim Name	Type	APN or BLM ID	NSR %	Royalty Owner
Metropolitan	Patent; MS74	016-121-01	2%	Ida Consolidated
Peach	Unpatented	NMC108753	2%	Ida Consolidated
Wedge	Unpatented	NMC108755	2%	Ida Consolidated

Schedule E

Disclosure Schedule

The following Disclosure Schedules are qualiﬁed in their entirety by reference to speciﬁc provisions in the Agreement. The fact that any item of information or references to dollar amounts is contained in the Disclosure Schedules shall not be construed to mean that such information is (i) required to be disclosed by the Agreement or (ii) a basis or standard for interpreting the terms “materiality,” “materially,” “material” or “Material Adverse Eﬀect” as used in the Agreement. Nothing in the Disclosure Schedules constitutes an admission of any liability or obligation of the Seller, CNEL or any their Aﬃliates to any third party, nor an admission of any liability or obligation to any third party against the interests of the Seller, CNEL or any of their Aﬃliates. The schedule headings in the Disclosure Schedules are for convenience of reference only and shall not be deemed to alter or aﬀect the express description of the Disclosure Schedules as set forth in the Agreement. To the extent applicable, any matter set forth in one section of the Disclosure Schedules which could, based solely on the substance of the disclosure itself, reasonably be determined to be applicable to another section of the Disclosure Schedules or to modify another representation or warranty of the Seller, CNEL or their Aﬃliates on its face shall be deemed to be set forth in each other section of the Disclosure Schedules or to modify the representation and warranty to which it is applicable.

Section 3.01 Organization and Authority of Seller

Matters described in the SEC Reports (as deﬁned below) are incorporated by reference. Comstock Inc. is subject to the reporting requirements under Sections 12(b), and 13(a) or 15(d) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Comstock Inc. has ﬁled all reports, schedules, forms, statements and other documents required to be ﬁled by Comstock Inc. under the Exchange Act, including pursuant to Sections 12(b), 12(g), 13(a) or 15(d) thereof, for the three years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein ﬁled not later than ten (10) days prior to the date hereof, being collectively referred to herein as the “SEC Reports”).

Section 3.10 Accounts Receivable

As of the Eﬀective Date, CNEL has no accounts receivable other than invoices to Mackay for Lease Fees and Carrying Costs, which are required to be paid in full at Closing.

Section 3.11 Undisclosed Liabilities None.

Section 3.12 Real Property Leases

The third-party lease agreements may expire from time to time. There is a risk that the lessor may not be willing to renew the lease on commercially acceptable terms.

Some of the third-party leases have work commitments or reporting requirements which have not been met. Although the lessors have been understanding and ﬂexible with our Timing, there is no guarantee they will continue to do so. In particular: Renegade: Third Amendment, dated July 9, 2020, requires spending cumulative $250,000 by September 30, 2021, and cumulative $500,000 by September 30, 2023. Annual exploration reports are required. These amounts were not met, although a pro-rated portion of the 2020 Geotech VTEM geophysical survey could be applied. No report was submitted.

Railroad & Gold: First Amendment dated January 1, 2015, requires spending $10,000 for every year after 2016. A report and accounting is required for each year. We assume, based on discussions with Brian Metzenheim of Tonogold, that the drilling done by Tonogold met the expenditure requirement, which we have interpreted to be cumulative. However, we are not aware of any annual reports submitted by Tonogold.

The Railroad and Gold lease technically expired as of October 1, 2024. However, Railroad and Gold continues accepting lease payments on a month-to-month basis, and on this basis, we remain in good standing, although we cannot guarantee that they will agree to a lease renewal on commercially acceptable terms.

The Virginia City Ventures lease resides and remains with Northern Comstock LLC. Seller agrees to assign the Virginia City Ventures lease after the Northern Comstock LLC transaction has concluded with a transfer of its assets to Seller. Until such time, Seller will assign the exploration rights and obligations under that lease. Buyer will make all required payments and agrees to take all actions required to keep the Virginia City Ventures lease in good standing.

Section 3.13 Land Use

Abandoned Mines: The Properties and Leased Properties are located in a historic mining district. Excavations, shafts, and mine dumps, whether known or unknown, mapped or unmapped, provide risks of injury or death if accessed by members of the public.

Public Access: The Properties and Leased Properties are open to public access. The use of roads and trails by hikers, motorcyclists, and four-wheel drive enthusiasts provides risks of injury or death.

Section 3.14 Material Agreements

As of the Eﬀective Date, the Mineral Exploration and Mining Lease Agreement dated June 30, 2023 by and between Seller, as Lessor, and Buyer, as Lessee, remains in eﬀect. This agreement is scheduled to be terminated as of the Closing Date.

Section 3.15 Insurance

See attached Schedule E.1, List of Insurance Policies.

Section 3.17 Absence of Certain Changes or Events None.

Section 3.19 Certain Business Relationships; Managers and Oﬃcers

Comstock Inc. owns 25% of Pelen, LLC. Pelen, LLC owns Sutro Tunnel Company, Lessor to CNEL of certain patented claims and surface lots.

Section 3.20 Licenses and Governmental Authorizations; General Compliance with Laws

BLM Notice of Intent: BLM NOI #NVN-99583 (expired Oct. 28, 2022, Issued to Tonogold remains un-reclaimed and is in the bond forfeiture process with the BLM.

Storey County Drilling Permits: Several county exploration permits were issued to Tonogold on previously disturbed areas. We are not aware of any outstanding disturbance, but at least two drill holes remain unplugged from that work. Description of the disturbance follows as reported from Tonogold on 1/23/23.

●

Sites A, B, E, F, G, H, I, and J were permitted through the County; C and D were permitted through the BLM. No bonding was placed for the disturbance permitted with the County while bonding was placed for disturbance with the BLM.

●

For sites A, B, E, F, G, H, and I all dirt work reclamation has been completed but they have not been reseeded. Since all of these sites were constructed on disturbed ground, I’m not sure reseeding is required.

●	In area J (Loring Pit) 3 pads and access roads were constructed though this was not considered new disturbance as it was all located within the pit. No drilling was completed in this area.
●	For sites C and D I have attached the modiﬁed NOI ﬁled with the BLM which shows the existing disturbance for these two sites. As previously mentioned, disturbance for these two sites was bonded.
●

At sites D and E there are two drillholes that are still open and cased – site D to approximately 1,280 o depth and site E to approximately 1,500 o depth. We planned to reenter these holes at a later date.

●

We permitted additional sites with the County at Kentuck and in the Divide area though we did not complete any disturbance at these sites. Also not shown on the map is the permitted site at the corporate campus, which has been reclaimed.

●

In 2021 we submitted a permit to the BLM for disturbance and drilling on the southernmost Renegade claim (directly north of our Cosmopolitan claim). This permit was approved, though we never submitted bonding and no disturbance was completed.

Section 3.22 Banks and Depositories None.

Section 3.23 Title to the Property None.

Section 3.25 Environmental Matters

CRMSS: The Properties and Leased Properties are located within and/or in close proximity to the Carson River Mercury Superfund Site (the “CRMSS”). In 1990, the CRMSS became part of the National Priorities List. The CRMSS covers five counties, about 330 square miles and more than 130 river miles in Northwestern Nevada. Historic mill sites in Carson City, Virginia City, Dayton, Washoe Valley and Pleasant Valley have mercury contamination. Waterways located next to mill sites spread mercury from the 100-year floodplain of Carson River to its ends where it dries up. EPA’s site investigation found mercury in soil, sediments (earthen materials that settle to the bottom of a water body), fish and wildlife.

Mercury and other contaminants of concern, whether known, unknown, or suspected have not been definitively mapped by the EPA, and may be found on any of the properties, potentially exposing employees or the public to mercury contamination.

We have developed and maintain a Sampling and analysis plan with NDEP that enables us to operate effectively within this area.